UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HP INC.

(Name of Registrant as Specified in Its Charter)

XEROX HOLDINGS CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED MARCH 9, 2020

[  ], 2020

Dear Stockholders of HP Inc.:

Xerox has put forth a compelling proposal to acquire HP and is taking action to ensure that HP stockholders have every opportunity to realize the value inherent in the combination.

We believe that the tender offer we launched on March 2, 2020 to acquire all outstanding shares of HP common stock for $24.00 per share, consisting of $18.40 in cash and 0.149 Xerox shares for each HP share (based on our closing share price of $37.68 on February 6, 2020) will provide you with significant, immediate cash value, and meaningful long-term upside through equity ownership in the combined company.

We are sending you the enclosed proxy statement and accompanying BLUE proxy card or BLUE voting instruction form because we are soliciting proxies from HP stockholders to be used to elect our nominees to the HP board at HP’s 2020 annual meeting of stockholders. We have nominated 12 independent, highly qualified candidates for election to HP’s board at this annual meeting because you deserve a board that will act in your best interests and consider any and all opportunities to create value, including by engaging in good faith and constructive discussions with Xerox regarding a combination that has undisputed industry logic and presents a value-creating opportunity for HP stockholders.

By launching a tender offer and giving you the opportunity to vote for our slate of directors at HP’s 2020 annual meeting of stockholders, we are giving you a voice. We urge you to fill out the BLUE proxy card or BLUE voting instruction form to send a strong message to HP showing that you want a board that will act in your best interests and negotiate with Xerox regarding its proposed transaction.

Whether or not you plan to attend HP’s 2020 annual meeting of stockholders, WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE XEROX NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD in the postage-paid envelope (or by submitting your voting instructions by internet or telephone as described on the enclosed BLUE proxy card) as soon as possible.

WE URGE YOU NOT TO SIGN OR RETURN HP’S WHITE PROXY CARD OR OTHERWISE PROVIDE PROXIES SENT TO YOU BY HP. If you have already returned HP’s white proxy card, you have every right to change your vote by returning a later dated BLUE proxy card. Voting to “WITHHOLD” with respect to any of HP’s nominees on its white proxy card is not the same as voting “FOR” the election of the Xerox nominees.

Importantly, if you hold your HP shares with a brokerage firm, bank or other nominee, the brokerage firm, bank or other nominee must vote your HP shares for you, but can do so only upon receipt of your specific instructions. Accordingly, if you hold your HP shares with a brokerage firm, bank or other nominee, it is important that you promptly return your BLUE voting instruction form to your brokerage firm, bank or other nominee or contact the person responsible for your account and give instructions to have your shares voted FOR the election of the Xerox nominees.

If you have any questions or require any assistance in executing or delivering your BLUE proxy, please call our proxy solicitors, D.F. King & Co., Inc., at (866) 721-1324 (toll free) or (212) 269-5550 (collect) or Harkins Kovler, LLC, at (800) 257-3995 (toll free) or (212) 468-5380 (collect).

Very truly yours,

John Visentin

Vice Chairman and Chief Executive Officer

Xerox Holdings Corporation

PRELIMINARY COPY—SUBJECT TO COMPLETION—DATED MARCH 9, 2020

2020 ANNUAL MEETING OF STOCKHOLDERS

OF

HP INC.

PROXY STATEMENT

OF

XEROX HOLDINGS CORPORATION

This proxy statement and the accompanying BLUE proxy card are being furnished to you by Xerox Holdings Corporation, which we refer to as Xerox, we, us or our, in connection with the solicitation of BLUE proxies from you, holders of shares of common stock, par value $0.01 per share, which we refer to as HP common stock, of HP Inc., which we refer to as HP. Xerox intends to vote such proxies at the annual meeting of HP stockholders, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof, which we refer to as the Annual Meeting, in order to take the following actions:

1.

To elect each of Betsy Atkins, George Bickerstaff, III, Carolyn H. Byrd, Erroll B. Davis, Jr., Jeannie Diefenderfer, Kim Fennebresque, Carol Flaton, Matthew J. Hart, Fred P. Hochberg, Jacob M. Katz, Nichelle Maynard-Elliott and Thomas J. Sabatino, Jr., each of which we refer to as a Xerox Nominee and, collectively, as the Xerox Nominees, as directors to serve on the HP board of directors, which we refer to as the HP Board, to hold office until their respective successors are elected and qualified, in accordance with HP’s certificate of incorporation, as amended, which we refer to as Certificate of Incorporation, and amended and restated bylaws, which we refer to as the Bylaws (which we refer to as the Nomination Proposal).

2.

To amend the Bylaws to repeal each provision of, or amendment to, the Bylaws adopted by the HP Board without the approval of HP’s stockholders subsequent to February 7, 2019 (the date of the most recent publicly disclosed Bylaws) and up to and including the date of the Annual Meeting (which we refer to as the Bylaws Proposal and, together with the Nomination Proposal, as the Xerox Proposals).

In addition to soliciting proxies for the Nomination Proposal and the Bylaws Proposal, Xerox is also soliciting proxies to take the following actions with respect to the other proposals that HP has announced will be voted on at the Annual Meeting, which we refer to collectively as the Other Proposals, each as set forth in HP’s preliminary proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 27, 2020, which we refer to as the HP proxy statement:

3.	To ratify the appointment of Ernst & Young LLP as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2020 (which we refer to as Proposal 3).

4.	To approve, on an advisory basis, HP’s executive compensation (“say on pay” vote) (which we refer to as Proposal 4).

5.	To approve HP’s 2021 Employee Stock Purchase Plan (which we refer to as Proposal 5).

6.	To consider and vote on a stockholder proposal to permit stockholder action by written consent, if properly presented at the meeting (which we refer to as Proposal 6).

HP has not yet publicly disclosed the date, time or location of the Annual Meeting or the record date for determining stockholders entitled to vote at the Annual Meeting, which we refer to as the record date. After HP publicly discloses such date, time, location and record date, Xerox intends to supplement this proxy statement with such information and file revised definitive materials with the SEC. The principal executive offices of HP are located at 1501 Page Mill Road, Palo Alto, California 94304.

This proxy statement and the accompanying BLUE proxy card are first being sent or given to HP stockholders on or about [●], 2020.

As of the date of this preliminary proxy statement, Xerox does not know of any other business that will be presented at the Annual Meeting. If, however, other matters are properly presented at the Annual Meeting but were not known a reasonable time prior to the mailing of the definitive proxy statement, and you have signed, dated and returned the enclosed BLUE proxy card (or submitted your voting instructions by Internet or telephone as described on the enclosed BLUE proxy card), the named proxies will vote the shares represented thereby in their discretion in relation to such business.

Xerox believes that all of the Xerox Nominees are highly qualified to serve as directors on the HP Board and are independent within the meaning of the listing standards of the New York Stock Exchange, which we refer to as NYSE, and the independence standards set forth in HP’s Corporate Governance Guidelines, which are available on HP’s website at https://investor.hp.com/governance/governance-documents/default.aspx. In addition, we believe that all of the Xerox Nominees meet the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the applicable listing standards and the SEC standards.

None of the Xerox Nominees are employed by or otherwise affiliated with HP or any of its subsidiaries. The Xerox Nominees have not made any commitment to us if elected.

Each of the Xerox Nominees has specifically acknowledged that there is not, and cannot be, any agreement between such Xerox Nominee and Xerox regarding the decisions such Xerox Nominee will make as a director of HP. Accordingly, Xerox expects that the Xerox Nominees will exercise their independent judgment in all matters before the HP Board in accordance with their fiduciary duties to HP and HP stockholders and applicable law, including with respect to the Proposed Transaction (as defined below) or any other transaction.

On November 5, 2019, Xerox made a proposal to acquire all of the outstanding shares of HP common stock for per share consideration of $22.00, consisting of $17.00 in cash and 0.137 shares of Xerox common stock. On February 10, 2020, Xerox increased its offer to $24.00 per share, consisting of $18.40 in cash and 0.149 Xerox shares (based on Xerox’s closing share price of $37.68 on February 6, 2020), which we refer to as the Proposed Transaction. XHC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Xerox, which we refer to as Purchaser, has commenced an offer to exchange all outstanding shares of HP common stock for $18.40 in cash and 0.149 Xerox shares upon the terms and subject to the conditions set forth in the Offer to Exchange, dated March 2, 2020, which, together with any amendments and supplements thereto, we refer to as the Offer to Exchange, and in the related Letter of Election and Transmittal (which, together with any amendments and supplements thereto, collectively constitute the Offer). The purpose of the Offer is for Xerox to acquire all of the outstanding shares of HP common stock in order to combine the businesses of Xerox and HP. Xerox intends, promptly after consummation of the Offer, to cause HP to merge with Purchaser, which we refer to as the Second-Step Merger, after which HP would be a direct or indirect, wholly owned subsidiary of Xerox. The purpose of the Second-Step Merger is for Xerox to acquire all issued and outstanding shares of HP common stock that are not acquired in the Offer. In the Second-Step Merger, each remaining share of HP common stock (other than shares held in treasury by HP, shares held by Xerox and its subsidiaries and shares held by HP stockholders who properly exercise applicable dissenters’ rights under Delaware law) will be cancelled and converted into the right to elect to receive the same consideration that the holder thereof would have received had it tendered its shares of HP common stock in the Offer (subject to proration as described in the Offer to Exchange). The Offer will expire at 5:00 p.m., New York City Time, on April 21, 2020, unless extended by Xerox. For a more complete description of the terms of the Offer, including conditions of the Offer, the election and proration procedures of the Offer, and certain federal income tax consequences of the Offer and the Second-Step Merger, please see the Offer to Exchange.

Xerox is seeking your support for the election of each of the Xerox Nominees to the HP Board because we believe that HP stockholders would be better served by these candidates than the current directors of HP who have refused to negotiate with us on what we believe is a compelling, value-creating opportunity for HP stockholders.

Xerox is nominating the Xerox Nominees, submitting the Bylaws Proposal and sending you this proxy statement and accompanying BLUE proxy card to give you a direct voice with respect to the Proposed Transaction.

Xerox believes the election of the Xerox Nominees will demonstrate that HP stockholders support the Proposed Transaction, and establish an HP Board that will act in your best interests. We believe that your vote for the Xerox Nominees will send a clear and strong message to the HP Board to negotiate with Xerox regarding the Proposed Transaction and, if the newly elected directors deem it appropriate in the exercise of their fiduciary duties, to approve the Proposed Transaction.

In addition, the Bylaws Proposal will ensure that HP stockholders’ rights are not limited in connection with any attempt by the HP Board to entrench itself at the expense of a compelling, value-creating transaction for HP stockholders.

According to HP’s Form 10-K for the fiscal year ended October 31, 2019, as amended by Amendment No. 1 thereto, which we refer to as the HP 10-K, there were 1,433,345,730 shares of HP common stock outstanding as of January 31, 2020.

Each share of HP common stock is entitled to one vote per share.

At the Annual Meeting, directors will be elected to the HP Board under a plurality voting standard. Under a plurality voting standard, the 12 nominees receiving the highest number of “FOR” votes will be elected. Votes withheld are not votes cast and will not be counted for purposes of determining the nominee receiving the highest number of “FOR” votes.

The affirmative vote of the holders of a majority of shares having voting power present in person or represented by proxy at the Annual Meeting is required to approve the Bylaws Proposal, except with respect to all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1, Section 6.4 or Article IX of the Bylaws, with respect to which approval of the Bylaws Proposal requires a majority of the outstanding shares entitled to vote thereon. Abstentions will have the effect as a vote against the Bylaws Proposal.

IMPORTANT

WE ARE NOT ASKING YOU TO VOTE ON OR TO APPROVE OUR PROPOSAL FOR A BUSINESS COMBINATION BETWEEN XEROX AND HP AT THIS TIME. YOUR VOTE FOR THE ELECTION OF THE XEROX NOMINEES DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES OF HP COMMON STOCK PURSUANT TO THE OFFER AND DOES NOT AFFECT YOUR RIGHT TO WITHDRAW YOUR SHARES IF THEY HAVE BEEN TENDERED.

HOWEVER, WE BELIEVE THAT A VOTE “FOR” EACH OF THE XEROX NOMINEES WILL SEND A CLEAR AND STRONG MESSAGE TO THE HP BOARD THAT IT SHOULD GIVE PROPER CONSIDERATION TO OUR PROPOSAL AND MAY BE AN IMPORTANT STEP IN FACILITATING NEGOTIATIONS BETWEEN XEROX AND HP WITH RESPECT TO A BUSINESS COMBINATION TRANSACTION.

THIS SOLICITATION IS BEING MADE BY XEROX AND NOT ON BEHALF OF THE HP BOARD OR HP’S MANAGEMENT.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. WE URGE YOU TO MAKE YOUR VIEWS CLEAR TO THE HP BOARD BY AUTHORIZING A PROXY TO VOTE WITH RESPECT TO THE XEROX NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE PROXY CARD OR BLUE VOTING INSTRUCTION FORM AS SOON AS POSSIBLE.

THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES OF HP COMMON STOCK NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS MADE ONLY BY MEANS OF THE OFFER TO EXCHANGE AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW HP SHARES YOU OWN.

If your shares of HP common stock are held in your own name, please authorize a proxy to vote by signing and returning the enclosed BLUE proxy card in the postage-paid envelope provided (or by submitting your voting instruction by Internet or telephone as described on the enclosed BLUE proxy card) as soon as possible.

If your shares of HP common stock are held through a broker or a bank in “street name” as of the close of business on the record date, please deliver the enclosed BLUE voting instruction form in the postage-paid envelope provided to vote your HP shares or contact the person responsible for your account to vote on your behalf and ensure that a BLUE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your BLUE voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” the election of the Xerox Nominees, “FOR” the approval of the Bylaws Proposal and “FOR” Proposal 3 and Proposal 6. Please do so for each account you maintain. We have no recommendation with respect to Proposal 4 and Proposal 5.

This proxy statement is dated [●], 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to HP stockholders shall not create any implication to the contrary. You are advised to read this proxy statement and other relevant documents when they become available because they contain, and will contain, important information.

Do not sign or return any proxy card you may receive from HP. If you have already submitted a proxy card, it is not too late to change your vote — simply sign, date and return the BLUE proxy card. Only your latest dated proxy will be counted.

If you have any questions about voting or if you require assistance, please contact Xerox’s proxy solicitors:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 721-1324 Email: XRX-HPQ@dfking.com	Harkins Kovler, LLC 3 Columbus Circle, 15th Floor New York, New York 10019 Banks and Brokers Call Collect: (212) 468-5380 All Others Call Toll-Free: (800) 257-3995 Email: XRX-HPQ@harkinskovler.com

ANNEX A	ADDITIONAL INFORMATION REGARDING THE XEROX NOMINEES AND OTHER PARTICIPANTS IN THE SOLICITATION

ANNEX B	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HP

ANNEX C	FORM OF NOMINATION AGREEMENT

ANNEX D	FORM OF NON-DISCLOSURE AGREEMENT

i

REASONS TO VOTE FOR XEROX NOMINEES AND BYLAWS PROPOSAL

Xerox urges all holders of shares of HP common stock to vote “FOR” the election of each of the Xerox Nominees and the Bylaws Proposal.

On November 5, 2019, Xerox made a proposal to acquire HP for per share consideration of $22.00, consisting of $17.00 in cash and 0.137 Xerox shares. On February 10, 2020, Xerox increased its offer to $24.00 per share, consisting of $18.40 in cash and 0.149 Xerox shares (based on Xerox’s closing share price of $37.68 on February 6, 2020), which we refer to as the Proposed Transaction, and on March 2, 2020 we commenced a tender offer to HP’s stockholders to consummate the Proposed Transaction. We commenced our tender offer because, as described in this proxy statement, the HP Board has refused to negotiate with us on what we believe is a compelling, value-creating opportunity for HP stockholders and engage in mutual due diligence regarding our proposal. Xerox is seeking your support for the election of each of the Xerox Nominees to the HP Board because we believe that HP stockholders deserve a board of directors that will act in your best interests and consider any and all opportunities to create value, including by engaging in good faith and constructive discussions with Xerox regarding a combination that has undisputed industry logic.

We believe that a vote FOR the election of each of the Xerox Nominees will send a clear and strong message to the HP Board that HP stockholders want the HP Board to:

●	focus on creating stockholder value;

●	objectively evaluate the Proposed Transaction with Xerox; and

●	negotiate in good faith with Xerox regarding the Proposed Transaction.

The purpose of the Bylaws Proposal is to prevent the incumbent directors of HP from undermining HP’s corporate governance regime by amending the Bylaws whether in an attempt to impede the nomination or potential election of the Xerox Nominees or otherwise.

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

The following are some of the questions you may have as a stockholder of HP, as well as our answers to those questions. The following is not a substitute for the information contained in this proxy statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. Xerox urges you to read this proxy statement carefully and in its entirety.

Who is making this solicitation?

The solicitation is being made by Xerox and not by HP or HP management. Under the rules of the SEC, the Xerox Nominees and certain of Xerox’s directors (other than the Icahn Designees (as defined below); see the section entitled “Background of the Solicitation” for further information regarding the recusal of the Icahn Designees from discussions and voting relating to the Proposed Transaction and this solicitation), executive officers and employees are or may be deemed to be participants in the solicitation of proxies from HP stockholders by Xerox in connection with the Annual Meeting, which we refer to as the Proxy Solicitation.

Xerox is a workplace technology company, building and integrating software and hardware for enterprises large and small. As customers seek to manage information across digital and physical platforms, we deliver a seamless, secure and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in artificial intelligence (AI), sensors and services for Internet of Things (IoT), digital packaging, 3-D printing and Clean Technologies (cleantech).

As of the date of this proxy statement, Xerox owns beneficially and of record 10 shares of HP common stock, representing less than 1% of the outstanding shares of HP common stock (based on 1,433,345,730 shares of HP common stock outstanding as of January 31, 2020, as reported in the HP 10-K). Xerox intends to vote all such shares of HP common stock which it owns FOR the election of the Xerox Nominees and FOR the approval of the Bylaws Proposal.

For additional information regarding Xerox, please see the section entitled “Certain Information Regarding Xerox.” For information regarding directors, executive officers and certain employees of Xerox who may assist in the solicitation of proxies, as well as the Xerox Nominees, please see Annex A to this proxy statement.

Why is Xerox soliciting my vote on the Xerox Proposals?

Xerox believes that the current members of the HP Board are not acting in your best interests.

On November 5, 2019, we made a proposal to acquire all of the outstanding shares of HP common stock for per share consideration of $22.00, consisting of $17.00 in cash and 0.137 Xerox shares. On February 10, 2020, we increased our offer to $24.00 per share, consisting of $18.40 in cash and 0.149 Xerox shares (based on Xerox’s closing share price of $37.68 on February 6, 2020), and on March 2, 2020 we commenced a tender offer to HP’s stockholders to consummate the Proposed Transaction. We commenced our tender offer because, as described in this proxy statement, the HP Board has refused to negotiate with us on a compelling, value-creating opportunity for HP stockholders and engage in mutual due diligence regarding our proposal.

Xerox is seeking your support for the election of each of the Xerox Nominees to the HP Board because we believe that HP stockholders deserve a board of directors that will act in your best interests and consider any and all opportunities to create value, including by engaging in good faith and constructive discussions with Xerox regarding a combination that has undisputed industry logic.

Xerox believes that the election of the Xerox Nominees will demonstrate that HP stockholders support the Proposed Transaction and establish an HP Board that is more likely to act in your best interests. We believe that your vote for the Xerox Nominees will send a clear and strong message to the HP Board to negotiate with Xerox regarding the Proposed Transaction and, if the newly elected directors deem it appropriate in the exercise of their fiduciary duties, to approve the Proposed Transaction.

We are not currently aware of any Bylaws or Bylaw amendments that would be changed by the Bylaws Proposal, but we believe that it is in the best interests of HP and its stockholders that the Bylaws not be further amended by the HP Board without the approval of HP stockholders. The purpose of the Bylaws Proposal is to prevent the incumbent directors of HP from undermining HP’s corporate governance regime by amending the Bylaws whether in an attempt to impede the nomination or potential election of the Xerox Nominees or otherwise.

What proposals will be voted on at the Annual Meeting? How does Xerox recommend that I vote and what is the voting requirement for each of the proposals?

Proposals		Xerox Recommendation	Votes Required	Effect of Abstentions
Nomination Proposal	Election of Directors	FOR ALL OF THE XEROX NOMINEES	Plurality - 12 nominees who receive the greatest number of votes cast	None
Bylaws Proposal	Repeal Certain Provisions of, or Amendments to, the Bylaws Adopted After February 7, 2019	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal, except with respect to all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1, Section 6.4 and Article IX of the Bylaws, with respect to which approval of this proposal requires majority of the outstanding shares entitled to vote thereon	Same as “AGAINST”
Proposal 3	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”
Proposal 4	Advisory Vote to Approve HP’s Executive Compensation (“say on pay” Vote)	NO RECOMMENDATION	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”
Proposal 5	Vote to Approve HP’s 2021 Employee Stock Purchase Plan	NO RECOMMENDATION	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”
Proposal 6	Stockholder Proposal: Right to Act by Written Consent	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”

*       In light of our nomination of a slate of 12 directors, the Annual Meeting will have a contested director election. Under the NYSE rules, this means that for shares held in accounts to which Xerox’s proxy materials have been sent, brokers, trustees and other nominees will not have discretionary authority to vote for any matters listed above (including the ratification of the appointment of the independent registered public accounting firm) unless they receive your voting instructions.

If I vote for the Xerox Proposals, am I agreeing to a business combination between HP and Xerox?

No. Although the election of the Xerox Nominees to the HP Board is an important step toward a potential business combination between HP and Xerox, your vote for the election of the Xerox Nominees or in favor of the Bylaws Proposal does not constitute your approval of a business combination involving Xerox and HP, nor does it obligate you to tender your shares in the Offer. For Xerox to complete the Offer, all of the conditions to the Offer must be satisfied or waived, including the condition that a majority of the outstanding shares of HP common stock on a fully diluted basis have been validly tendered and not withdrawn, and the condition that the HP Board shall have redeemed or rendered inapplicable the “poison pill” rights issued pursuant to the Rights Agreement, dated as of February 20, 2020, between HP and Equiniti Trust Company, which we refer to as the Rights Agreement.

In addition, none of the Xerox Nominees has committed to support the Proposed Transaction or any other business combination of Xerox and HP, and we expect that the Xerox Nominees will exercise their independent judgment in all matters before the HP Board in accordance with their fiduciary duties to HP and HP stockholders and applicable law, including with respect to the Proposed Transaction.

Do I have to tender my shares of HP common stock in order to vote for the Xerox Nominees or Bylaws Proposal?

No, you do not need to tender your shares in the Offer to vote for the Xerox Nominees or the Bylaws Proposal. You only need to sign, date and return the enclosed BLUE proxy card or voting information form in the postage-paid envelope provided, or submit a proxy by telephone or the Internet by following the voting procedures described on the BLUE proxy card or voting information form, as applicable, to vote for the Xerox Nominees and the Bylaw Proposal.

What must happen to complete the Offer?

Xerox does not intend to acquire shares of HP common stock tendered unless the conditions to the Offer, including those described in the section entitled “About the Offer”, are satisfied. While certain conditions to the Offer are within the control of Xerox, certain other conditions, such as the expiration of the waiting periods under applicable antitrust laws and the tender by HP stockholders of the requisite number of HP shares, are not within the control of the board of directors of Xerox, which we refer to as the Xerox Board. However, absent the HP Board failing to take steps to approve the Offer and the Second-Step Merger or taking steps to create additional impediments to the Offer, we believe that there is no reason why the Offer could not be consummated on a reasonably prompt basis.

Who are the Xerox Nominees?

Xerox is proposing that Betsy Atkins, George Bickerstaff, III, Carolyn H. Byrd, Erroll B. Davis, Jr., Jeannie Diefenderfer, Kim Fennebresque, Carol Flaton, Matthew J. Hart, Fred P. Hochberg, Jacob M. Katz, Nichelle Maynard-Elliott and Thomas J. Sabatino, Jr. serve on the HP Board as directors for one-year terms and until their successors are duly elected and qualified, in accordance with HP’s Certificate of Incorporation and Bylaws.

Based on publicly available information, the HP Board currently consists of 13 directors. 12 directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until a successor is duly elected and qualified. Mr. Dion J. Weisler, a current director of HP, will not stand for re-election to the HP Board at the Annual Meeting.

Xerox believes that all of the Xerox Nominees are highly qualified to serve as directors on the HP Board and are independent within the meaning of the listing standards of the NYSE and the independence standards set forth in HP’s Corporate Governance Guidelines, which are available on HP’s website at https://investor.hp.com/governance/governance-documents/default.aspx. In addition, we believe that all of the Xerox Nominees meet the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the applicable listing standards and the SEC standards.

Each Xerox Nominee has a proven track record of accomplishment in his or her area of expertise, and together the Xerox Nominees will bring significant technology sector, financial and operational experience to the HP Board. The Xerox Nominees have not made any commitment to us if elected. Each of the Xerox Nominees has specifically acknowledged that there is not, and cannot be, any agreement between such Xerox Nominee and Xerox regarding the decisions such Xerox Nominee will make as a director of HP. Accordingly, we expect that the Xerox Nominees will exercise their independent judgment in all matters before the HP Board in accordance with their fiduciary duties to HP and HP stockholders and applicable law, including with respect to the Proposed Transaction.

The principal occupation, business experience and certain other information with respect to each Xerox Nominee are set forth in this proxy statement under the section entitled “Proposal 1: Election of the Xerox Nominees”, which we urge you to read.

Who can vote at the Annual Meeting?

HP has not yet publicly disclosed the record date for determining HP stockholders who will be entitled to vote at the Annual Meeting. After HP publicly discloses the record date, Xerox intends to supplement this proxy statement with such information and file revised definitive materials with the SEC. If you own shares of HP common stock at the close of business on the record date, you have the right to vote on all matters presented for stockholder action at the Annual Meeting.

According to the HP 10-K, there were 1,433,345,730 shares of HP common stock outstanding as of January 31, 2020. Each share of HP common stock is entitled to one vote on each matter properly brought before the meeting.

Many HP stockholders hold their shares through a brokerage firm, bank or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially:

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Stockholder of Record—If your shares are registered directly in your name, you are considered the stockholder of record of those shares. As the stockholder of record, you can submit your voting instructions by Internet, telephone or mail as described on the enclosed BLUE proxy card.

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Beneficial Owner— If your shares of HP common stock are held through a broker or bank in “street name” as of the close of business on the record date, please deliver the enclosed BLUE voting instruction form in the postage-paid envelope provided to vote your HP shares or contact the person responsible for your account to vote on your behalf and ensure that a BLUE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your BLUE voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” the election of the Xerox Nominees, “FOR” the approval of the Bylaws Proposal and “FOR” Proposal 3 and Proposal 6. Please do so for each account you maintain. We have no recommendation with respect to Proposal 4 and Proposal 5. You may vote your shares in person at the meeting only if you obtain a power of proxy from your brokerage firm, bank or other nominee.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of shares of HP common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by the Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

How may HP stockholders vote their shares?

You can vote your shares of HP common stock for the election of the Xerox Nominees and the approval of the Bylaws Proposal in one of four ways:

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By Telephone—Submit a proxy or voting instructions by telephone by following the voting instructions on the enclosed BLUE proxy card or BLUE voting instruction form, respectively. Your telephone vote authorizes the proxies to vote your shares of HP common stock in the same manner as if you had signed and returned a BLUE proxy card or BLUE voting instruction form. You can vote 24 hours a day, seven days a week.

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By Internet—Submit a proxy or voting instructions via the Internet by following the voting instructions on the enclosed BLUE proxy card or BLUE voting instruction form, respectively. Internet voting procedures are designed to authenticate your identity, allow you to have your shares of HP common stock voted and confirm that your instructions have been properly recorded. Your submission of a proxy or voting instructions by Internet authorizes the proxies or instructs your brokerage firm, bank or other nominee to vote your shares of HP common stock in the same manner as if you had signed and returned a BLUE proxy card or BLUE voting instruction form. You can vote 24 hours a day, seven days a week.

●	By Mail—Sign, date and promptly mail the enclosed BLUE proxy card or BLUE voting instruction form in the enclosed postage-paid envelope.

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In Person—Stockholders of record may vote shares held in their name by ballot in person at the Annual Meeting. Shares for which a stockholder is the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if such stockholder is able to obtain a power of proxy from the brokerage firm, bank or other nominee that holds the stockholder’s shares.

Please note that if your shares of HP common stock are held in “street name” by a brokerage firm, bank or other nominee, you must follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee to vote your HP shares.

We urge you NOT to sign or return HP’s WHITE proxy card or otherwise provide proxies sent to you by HP. If you have already done so and your shares are registered in your name, you may revoke your previously signed proxy by signing and returning a later-dated BLUE proxy card in the enclosed postage-paid envelope, by submitting a proxy by telephone or Internet (instructions appear on your BLUE proxy card), by attending the Annual Meeting and voting in person or by delivering a written notice of revocation to Xerox c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 or to Xerox c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, New York 10019 or to the corporate secretary of HP, which we refer to as the Corporate Secretary. Only your latest dated proxy or your vote in person at the Annual Meeting will be counted. Voting to “withhold” with respect to any of HP’s nominees on its WHITE proxy card is not the same as voting FOR the election of the Xerox Nominees.

Please note that if your shares of HP common stock are held in “street name” by a brokerage firm, bank or other nominee, you must follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee to revoke your earlier vote.

Owners of shares of HP common stock as of the close of business on the record date are urged to submit a BLUE proxy card or BLUE voting instruction form, even if your shares were sold after the record date.

How can the proxies be revoked?

A stockholder of record may revoke or change his or her proxy instructions, including proxies already given to HP (including HP’s WHITE proxy cards), at any time prior to the vote at the Annual Meeting by:

●	submitting a later-dated proxy by telephone or Internet as to how you would like your shares voted (instructions are on your BLUE proxy card);

●	submitting a properly executed, later-dated BLUE proxy card;

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attending the Annual Meeting and revoking any previously submitted proxy by voting in person by written ballot (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

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delivering written notice of revocation either to Xerox c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, or to Xerox c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, New York 10019 or HP’s Corporate Secretary at HP, 1501 Page Mill Road, Palo Alto, California 94304, Attention: Corporate Secretary, or any other address provided by HP for these purposes.

Xerox requests that a copy of any revocation delivered to HP be mailed to D.F. King & Co., Inc. (or, as the case may be, to Harkins Kovler, LLC) at their respective addresses listed above, so that Xerox will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of the Xerox Nominees to the HP Board and the approval of the Bylaws Proposal have been received.

For information on the revocation of proxies, please see the section entitled “Voting and Proxy Procedures—Revocation of Proxies.”

Please note that if your shares of HP common stock are held in “street name” by a brokerage firm, bank or other nominee, you must follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee to revoke your earlier vote. Submitting a later-dated BLUE voting instruction form by telephone or Internet, or mailing a later-dated BLUE voting instruction form, will revoke a previously cast vote.

How will my shares be voted if the enclosed BLUE proxy card or BLUE voting instruction form is signed and returned but no specific direction on voting is given?

If you properly sign and return the enclosed BLUE proxy card or BLUE voting instruction form but do not specify how to vote, the named proxies will:

●	vote your HP shares FOR the election of each of the Xerox Nominees;

●	vote your HP shares FOR the Bylaws Proposal;

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vote your HP shares FOR each of Proposal 3 (to ratify the appointment of Ernst & Young LLP as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2020) and Proposal 6 (a stockholder proposal to permit stockholder action by written consent);

●	ABSTAIN with respect to each of Proposal 4 (to approve, on an advisory basis, HP’s executive compensation) and Proposal 5 (to approve HP’s 2021 Employee Stock Purchase Plan); and

●	vote on such other business as may properly come before the Annual Meeting, but is not known a reasonable time prior to this solicitation, in the named proxies’ discretion.

If my shares are held in “street name” by my brokerage firm, bank or other nominee, will my brokerage firm, bank or other nominee vote my HP shares for me?

No, your brokerage firm, bank or other nominee will not vote your shares of HP common stock on your behalf unless you provide instructions to your brokerage firm, bank or other nominee on how to vote. You should follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee regarding how to instruct your brokerage firm, bank or other nominee to vote your HP shares.

Without your instructions, your shares will not be voted for the election of the Xerox Nominees or in favor of the Bylaws Proposal or with respect to the Other Proposals. Accordingly, it is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” the election of the Xerox Nominees, “FOR” the approval of the Bylaws Proposal and “FOR” Proposal 3 and Proposal 6. Please do so for each account you maintain. We have no recommendation with respect to Proposal 4 and Proposal 5. For additional information, see below under What is a broker non-vote and how will it affect voting?

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs when a broker, bank or other holder of record submits a proxy for the special meeting, but does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers only have the discretion to vote those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters. However, because of the contested nature of the election of directors, under the rules of the NYSE, if you are the beneficial owner of shares rather than the stockholder of record and receive proxy materials from us and HP, your broker will not be able to vote your shares with respect to any of the proposals to be voted at the Annual Meeting, whether routine or not, unless they receive your instructions. If you do not instruct your broker on how to vote your shares with respect to these matters, your broker will not be able to cast a vote on these proposals. Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

What does it mean if I receive more than one BLUE proxy card or BLUE voting instruction form?

If you hold your HP shares in multiple registrations, or in both registered and “street name”, you will receive a BLUE proxy card and/or BLUE voting instruction form for each account. Please sign, date and return all BLUE proxy cards and BLUE voting instruction forms you receive. If you choose to vote by phone or Internet, please vote each BLUE proxy card and BLUE voting instruction form you receive. Only your last dated proxy for each account will be voted.

WE URGE YOU NOT TO SIGN OR RETURN HP’S WHITE PROXY CARD OR OTHERWISE PROVIDE PROXIES SENT TO YOU BY HP.

Who is paying for the solicitation on behalf of Xerox?

We will pay all costs of the solicitation of proxies on behalf of Xerox for the Annual Meeting, and we will not seek reimbursement of those costs from HP.

When and where will the Annual Meeting be held?

HP has not yet publicly disclosed the date, time or location of the Annual Meeting. After HP publicly discloses such time and location, Xerox intends to supplement this proxy statement with such information and file revised definitive materials with the SEC.

Who should I call if I have any questions about the solicitation?

If you have any questions about voting or if you require assistance, please contact Xerox’s proxy solicitors:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 721-1324 Email: XRX-HPQ@dfking.com	Harkins Kovler, LLC 3 Columbus Circle, 15th Floor New York, New York 10019 Banks and Brokers Call Collect: (212) 468-5380 All Others Call Toll-Free: (800) 257-3995 Email: XRX-HPQ@harkinskovler.com

BACKGROUND OF THE SOLICITATION

In January 2019, John Visentin, Vice Chairman and Chief Executive Officer of Xerox, had dinner with Dion Weisler, then President & Chief Executive Officer of HP. At that dinner and from time to time in the months that followed, Mr. Visentin and Mr. Weisler would speak about, among other things, the unique challenges of being chief executive officer of a public company. Mr. Weisler expressed particular interest in how a board of directors functioned when a company had a large activist involved or was owned or controlled by a private equity fund. Mr. Visentin explained several advantages in each scenario, all of which were primarily derived from a greater focus on results over politics. Mr. Weisler often expressed frustration with certain members of the HP Board, whom he said preferred listening to the sound of their own voice more than helping to facilitate effective and efficient strategic decision-making. During certain of these conversations, Mr. Weisler and Mr. Visentin compared notes about different initiatives the two had employed to evolve company culture. Mr. Weisler expressed particular concern about his senior leadership team, which we refer to as his SLT. In one instance, after poor quarterly results caused a precipitous stock price drop, Mr. Weisler attempted to rally the SLT and was outraged when he received questions from the SLT about whether the poor results would impact bonuses.

In February 2019, Xerox announced a three-year strategic plan to optimize its operations, drive revenue, reenergize the company’s innovation engine and increase capital returns. As part of that plan, Xerox determined it would benefit from greater competitiveness among its various sourcing partners.

Throughout the first half of 2019, Xerox and HP engaged in negotiations about expanding the companies’ business relationship as part of a sourcing RFP process Xerox was conducting. From time to time during that process, Steve Bandrowczak, President and Chief Operations Officer of Xerox, spoke with Enrique Lores, then President of HP’s Imaging, Printing and Solutions business. Mr. Lores would frequently complain to Mr. Bandrowczak that Xerox kept asking for additional concessions from HP as part of negotiations. Mr. Bandrowczak informed Mr. Lores on multiple occasions of the criteria Xerox was using to make its decision and that as long as Xerox was an independent company his team would push for the best terms for its business.

On June 4, 2019, Xerox and HP announced an expansion of the companies’ existing business relationship, in which, among other matters, Xerox would source from HP certain A4 and entry-level A3 products, and Xerox would supply toner to HP for these and other products. The companies also announced an agreement to partner in the Device as a Service (DaaS) market and for HP to make Xerox’s cloud-based content management platform DocuShare® Flex available on commercial PCs distributed in the U.S.

From June 2019 through the date of this proxy statement, representatives of Xerox and HP regularly communicated regarding implementation of the companies’ expanded business relationship and related operational matters.

Throughout the summer of 2019, Mr. Bandrowczak and Louie Pastor, Executive Vice President & General Counsel of Xerox, had weekly video conferences with their counterparts from FUJIFILM Holdings Corporation, which we refer to as FUJIFILM, and Fuji Xerox Co., Ltd., the then joint venture between Xerox and FUJIFILM, which we refer to as Fuji Xerox, to negotiate a restructuring of the parties’ strategic relationship.

On August 12, 2019, Carl C. Icahn, who at the time beneficially owned approximately 10% of Xerox’s common stock, called Mr. Visentin to inform him he had acquired beneficial ownership of approximately 4% of the outstanding HP common stock. Mr. Icahn also told Mr. Visentin he believed a combination of Xerox and HP could create tremendous value for shareholders and that Mr. Icahn had called and expressed this same opinion to Mr. Weisler earlier in the day. Mr. Visentin told Mr. Icahn he too believed a properly structured and executed combination of the two companies could create tremendous value.

Following the call, at Mr. Icahn’s request, Mr. Visentin sent Keith Cozza, Chairman of the Xerox Board, who is also Chief Executive Officer of Icahn Enterprises, certain materials initially prepared by the Xerox M&A team in May 2019 contemplating a Xerox acquisition of HP and potential cost synergies created in a combination.

On August 22, 2019, HP unexpectedly announced Mr. Weisler would step down as President & Chief Executive Officer due to a family health matter and that the HP Board had appointed Mr. Lores to succeed Mr. Weisler effective November 1, 2019. HP also announced Mr. Weisler would remain at HP through January 2020 and continue to serve on the HP Board until HP’s next annual meeting of stockholders.

On August 23, 2019, Mr. Bandrowczak spoke with Mr. Lores to congratulate him on becoming President & Chief Executive Officer of HP. At that time, Mr. Lores informed Mr. Bandrowczak that HP was interested in discussing a potential business combination with Xerox and that Mr. Weisler would be in touch with Mr. Visentin to discuss process.

On August 27, 2019, Mr. Visentin spoke with Mr. Weisler regarding his decision to step down as HP’s President and Chief Executive Officer. During that conversation, Messrs. Visentin and Weisler discussed the strategic rationale for a potential business combination but did not discuss any purchase price or definitive transaction structure. Messrs. Visentin and Weisler agreed to discuss the matter at a previously scheduled breakfast in early September and to connect their respective general counsels in the interim to arrange a meeting to discuss certain “threshold due diligence questions” Mr. Weisler sent to Mr. Visentin via email the day before.

Notably, not one of the “threshold due diligence questions” sent by Mr. Weisler asked about the trajectory of Xerox’s revenue.

On September 3, 2019, the Xerox Board met with members of Xerox’s senior management and representatives of King & Spalding LLP, Xerox’s legal counsel, which we refer to as K&S. At the meeting, Mr. Visentin informed the Xerox Board of his conversation with Mr. Weisler. Mr. Visentin also advised the Xerox Board that Mr. Icahn had recently informed Xerox he had acquired beneficial ownership of approximately 4% of the outstanding HP common stock. Mr. Pastor and representatives of K&S then discussed certain legal matters, including the importance of identifying and appropriately managing any potential conflicts of interest on the part of the Xerox Board or its advisors in relation to a potential transaction with HP. In light of Mr. Icahn’s ownership of stock in both Xerox and HP, the Xerox Board determined that, if a transaction process with HP were to proceed, directors Keith Cozza and Nicholas Graziano, who we refer to as the Icahn Designees, should be recused from the process and from any vote of the Xerox Board regarding a potential transaction because they are employees of entities controlled by Mr. Icahn. However, the Xerox Board requested the Icahn Designees remain available to participate in any deliberations at the discretion of the Xerox Board. The Icahn Designees agreed with this recusal. In addition, representatives of K&S and Mr. Pastor discussed with the Xerox Board the engagement of an additional legal counsel to advise the Xerox directors other than the Icahn Designees, who we refer to as the Independent Directors, if any transaction discussions with HP were to proceed. Mr. Pastor recommended Xerox retain Willkie Farr & Gallagher LLP, which we refer to as Willkie, as counsel to the Independent Directors because, among other reasons, Willkie had particular familiarity with Xerox and its directors since the firm was representing Xerox in connection with the then-pending M&A litigation brought against Xerox by FUJIFILM and certain related shareholder litigation. Following discussion, the Xerox Board authorized Mr. Visentin to continue discussions with Mr. Weisler regarding a potential business combination with HP.

During late August/early September 2019, Mr. Pastor worked with Kim Rivera, HP’s President of Strategy and Business Management and Chief Legal Officer, to coordinate a meeting between a few high-level executives from their respective companies, scheduled for September 12, 2019.

On September 4, 2019, Mr. Visentin had breakfast with Mr. Weisler. Mr. Visentin informed Mr. Weisler the Xerox management team was preparing materials to discuss the threshold diligence questions previously sent by Mr. Weisler and had also prepared models and materials on various potential strategic acquisitions, including Xerox purchasing HP. Mr. Weisler asked questions about how Xerox had modelled an acquisition of HP since HP was a much larger company. Mr. Visentin acknowledged an HP acquisition of Xerox would be more straightforward given the companies’ relative sizes, but Mr. Visentin also emphasized a Xerox acquisition of HP would be highly accretive for Xerox shareholders despite increasing leverage for a limited period of time. Mr. Visentin offered to have his team include one of the HP models in the materials for the meeting scheduled for September 12, 2019, which Mr. Weisler said would be helpful.

On September 9, 2019, the Xerox Board (including the Icahn Designees at the discretion of the Independent Directors) met with members of senior management and representatives of K&S in attendance. At the meeting, Mr. Visentin updated the Xerox Board on his breakfast meeting with Mr. Weisler and advised the Xerox Board that certain members of Xerox’s senior management were scheduled to meet with their counterparts from HP on September 12, 2019 to discuss certain preliminary diligence matters concerning a potential transaction. Mr. Pastor reviewed with the Xerox Board the materials senior management anticipated sharing at the meeting with HP. At this meeting, the Independent Directors met separately with members of senior management and representatives from K&S. The Independent Directors also discussed the retention of Willkie as legal counsel to the Independent Directors.

On September 10, 2019, the Independent Directors retained Willkie as legal counsel.

On September 12, 2019, Mr. Bandrowczak, Mr. Pastor and Nicole Torraco, Senior Vice President, Strategy and M&A of Xerox, met in person with Tuan Tran, General Manager and Global Head Office Printing Solutions of HP, Ms. Rivera, and Peter Barshatsky, Global Head of Strategy and Corporate Development of HP, to discuss the threshold due diligence questions Mr. Weisler had provided to Mr. Visentin. Mr. Bandrowczak discussed the potential cost and revenue synergies at length and in detail and emphasized that the value creation opportunity was very significant and therefore required efficient decision-making and action. Mr. Tran and Ms. Rivera expressed strong agreement with those points, especially the size, scope and scale of the synergies, but also indicated they had reservations about doing M&A in light of (i) challenges HP was facing integrating Samsung’s Print business, (ii) limitations HP had agreed to in terms of doing business in China and (iii) restrictions contained in HP’s agreements with Canon, which they were not comfortable sharing with Xerox. Mr. Bandrowczak emphasized mutual diligence would allow both parties to fully validate and refine, if necessary, the synergies and map out an execution plan quickly and reliably. Mr. Bandrowczak also emphasized Xerox could move forward unilaterally if HP was not willing to move forward in a collaborative manner.

Notably, over the course of a six-hour session that day, there were few, if any, questions raised by HP executives about Xerox’s revenue trajectory.

On September 13, 2019, at the request of HP, representatives of K&S and Willkie spoke with HP’s outside counsel regarding regulatory matters and the FUJIFILM M&A litigation.

On September 17, 2019, the Xerox Board (including the Icahn Designees at the discretion of the Independent Directors) met, with members of senior management and representatives of K&S and Willkie in attendance. At the meeting, Mr. Pastor updated the Xerox Board on the September 12, 2019 senior management meeting and the subsequent conversations among the companies’ legal counsel.

On September 27, 2019, Ms. Rivera called Mr. Pastor and informed him that HP had additional follow-up diligence questions that needed answers before HP would be prepared to discuss a transaction structure, relative valuations or a process that would involve Xerox conducting due diligence of HP.

On September 28, 2019, Ms. Rivera sent Mr. Pastor a five page list of additional “threshold” diligence questions, many of which requested information that was highly competitively sensitive.

On October 1, 2019, Mr. Bandrowczak, Mr. Pastor and Ms. Torraco met with members of senior management of HP via videoconference to discuss the list Ms. Rivera provided. Messrs. Bandrowczak and Pastor and Ms. Torraco responded to many of the questions from HP but declined to provide information that was competitively sensitive. Messrs. Bandrowczak and Pastor challenged HP’s expectation that Xerox would provide competitively sensitive information about its operations and results before HP would discuss transaction structure or agree to provide corresponding information about HP’s operations and performance, which was necessary to fully validate and map out the synergies. Mr. Pastor informed the members of HP management that he believed the Xerox Board would authorize the Xerox team to provide HP with access to all of Xerox’s information if the parties could execute a confidentiality agreement that contemplated mutual diligence and only permitted clean teams to access competitively sensitive information.

On October 3, 2019, HP held a securities analyst meeting at which it announced a 2020 restructuring plan contemplating a reduction in its gross global headcount by approximately 7,000-9,000 employees over three years at a cost of $1.0 billion, which was expected to result in annualized gross run rate savings of about $1.0 billion by the end of HP’s 2022 fiscal year. HP also announced that, on September 30, 2019, the HP Board had authorized $5.0 billion for future repurchases of its outstanding shares.

On October 4, 2019, Mr. Weisler communicated to Mr. Visentin that HP was willing to continue discussions but would not be prepared to discuss transaction structure or relative valuations until it had completed three to four months of diligence of Xerox’s operations during which time HP would not permit Xerox to conduct due diligence of HP’s operations.

On October 8, 2019, the Xerox Board (including the Icahn Designees at the discretion of the Independent Directors) met with members of senior management and representatives of K&S and Willkie in attendance. At the meeting, Mr. Visentin updated the Xerox Board on his conversation with Mr. Weisler. Mr. Visentin informed the Xerox Board that, despite Xerox and HP agreeing on the industrial logic of a potential business combination, HP was unwilling to commit to defining a clear path forward that would allow both companies to evaluate and potentially execute a transaction in a timely manner. The Xerox Board determined Xerox should not continue discussions with HP or grant HP access to any additional due diligence materials unless HP either (i) provided a proposed transaction structure and range of relative values that the Xerox Board determined was sufficiently attractive or (ii) agreed to provide Xerox with mutual access to diligence HP’s operations. Given the extensive analyses undertaken by the Xerox management team, especially in respect of the significant synergy opportunity and the accretion to Xerox shareholders of a potential transaction, the Xerox Board requested Mr. Visentin and senior management continue ongoing internal analyses about the feasibility of Xerox acquiring HP. Also at the meeting, Mr. Pastor updated the Xerox Board about ongoing discussions with FUJIFILM and Fuji Xerox regarding a potential restructuring of the parties’ relationships.

On October 10, 2019, Mr. Visentin informed Mr. Weisler that the Xerox Board had decided Xerox should not continue discussions with HP or grant HP access to any additional due diligence materials unless HP either (i) provided a proposed transaction structure and range of relative values that the Xerox Board determined was sufficiently attractive or (ii) agreed to provide Xerox with mutual access to diligence HP’s operations. Mr. Weisler said HP was not willing to do either.

During the weeks of October 13, 2019 and October 20, 2019, Mr. Bandrowczak, Mr. Pastor and other Xerox representatives and representatives of K&S met in New York and Tokyo with representatives of FUJIFILM, Fuji Xerox and their respective advisors to negotiate a transaction involving Xerox’s stake in Fuji Xerox.

Effective as of October 23, 2019, Xerox formally retained Citi as its financial advisor in connection with a possible transaction involving HP.

On October 24, 2019, the Xerox Board (including the Icahn Designees at the discretion of the Independent Directors) met with members of senior management and representatives of K&S, Willkie and Citi in attendance. Mr. Bandrowczak and Mr. Pastor provided an update to the board regarding the joint venture negotiations with FUJIFILM and Fuji Xerox. The Xerox Board authorized Xerox management, with the advice and assistance of Xerox’s advisors, to continue negotiations and finalize the terms of the proposed transactions with FUJIFILM and Fuji Xerox, subject to the final approval of the Xerox Board. Also at the meeting, representatives of Citi reviewed preliminary financial analyses regarding a potential business combination transaction with HP. Following Citi’s presentation, the Xerox Board met separately without the Icahn Designees and discussed the process for potentially making an offer to acquire HP, overall direction and authority of Mr. Visentin regarding negotiations and the potential outcomes of making an offer to acquire HP. The Independent Directors authorized Xerox management, with the advice and assistance of Xerox’s advisors and counsel to the Independent Directors, to continue to assess the feasibility and potential terms of an offer to acquire HP.

In late October and early November 2019, Xerox management, with the advice and assistance of Xerox’s advisors, continued negotiations with FUJIFILM and Fuji Xerox regarding the sale of Xerox’s stake in Fuji Xerox and, upon completion thereof, presented proposed final transaction documents to the Xerox Board, which subsequently approved the transactions. During the same period, Xerox management, with the advice and assistance of Xerox’s advisors and counsel to the Independent Directors continued to assess the feasibility and potential terms of an offer to acquire HP.

Early in the morning of November 5, 2019, Xerox announced it had entered into agreements with FUJIFILM and Fuji Xerox regarding a series of transactions for anticipated aggregate proceeds of approximately $2.3 billion involving the sale of its interests in certain joint ventures with FUJIFILM, a new go-forward sourcing framework and the granting of certain licenses for new royalties. FUJIFILM also agreed to dismiss the $1 billion lawsuit FUJIFILM filed against Xerox in connection with the terminated 2018 transaction between FUJIFILM and Xerox.

Also on November 5, 2019, the Independent Directors met with members of senior management and representatives of K&S, Willkie and Citi. At the start of the meeting, Mr. Pastor explained that the Icahn Designees had not been invited to the meeting because Xerox’s evaluation of the HP transaction had progressed to the point that the Xerox Board was being asked to consider and authorize a proposed offer for HP. During the meeting, the Independent Directors reviewed, considered and discussed the terms of the proposed offer to HP and the Independent Directors approved the terms of the offer and its delivery to HP that day.

Following the meeting, Mr. Visentin spoke with Mr. Weisler by telephone to advise him Xerox was making an offer for the acquisition of HP. That offer contemplated $22.00 per share of consideration, comprised of $17.00 in cash and 0.137 Xerox shares for each HP share, which represented a 29% premium to HP’s 30-day volume weighted average trading price of $17.00, excluding the value of shared synergies. Mr. Visentin advised Mr. Weisler the transaction would not be subject to a financing condition, emphasized the desire of the Xerox Board to move forward efficiently in a friendly, collaborative process and requested a response by the close of business on November 13, 2019. Following the call, Mr. Visentin sent the definitive written offer to Mr. Weisler.

Late in the evening on November 5, 2019, The Wall Street Journal published an article reporting that Xerox was considering a takeover of HP.

On November 6, 2019, HP issued a statement confirming its receipt of a proposal from Xerox.

On November 8, 2019, Xerox announced it had closed its previously announced transactions with FUJIFILM and Fuji Xerox, with total after-tax proceeds of approximately $2.3 billion.

On November 13, 2019, Mr. Lores’s assistant telephoned Mr. Visentin’s assistant to arrange a call. A call was arranged between Mr. Lores and Mr. Visentin for November 14, 2019.

Also on November 13, 2019, The Wall Street Journal published an article that reported Mr. Icahn owned a 4.24% stake in HP.

On November 14, 2019, Mr. Lores and Mr. Visentin spoke by telephone. Mr. Lores said HP was reviewing Xerox’s proposal but needed additional time to complete the analysis. Mr. Lores also informed Mr. Visentin that when he was unable to reach Mr. Visentin the prior evening, he had called Mr. Icahn. Mr. Lores stated he informed Mr. Icahn that HP was taking the offer seriously but needed more time to evaluate the offer. Mr. Visentin told Mr. Lores that Mr. Icahn was not authorized to speak on behalf of Xerox and only the Xerox Board or its designated representatives were authorized to speak on behalf of Xerox. Mr. Lores requested Xerox confirm the offer remained valid even though by its terms it expired on November 13, 2019.

Later in the day on November 14, 2019, the Independent Directors met, with members of senior management and representatives of K&S and Willkie in attendance. At the meeting, the Independent Directors determined to extend the deadline of the offer and authorized Mr. Visentin to first extend the deadline to Monday, November 18, 2019 with the ability to further extend the deadline by up to two days in his discretion. Mr. Visentin informed Mr. Lores of this extension following this meeting.

On November 17, 2019, Mr. Lores and Chip Bergh, HP’s Chairman, sent a letter to Mr. Visentin stating the HP Board had reviewed and considered Xerox’s offer and unanimously concluded it significantly undervalued HP and was not in the best interests of HP shareholders. The letter also stated that HP recognized the potential benefits of consolidation and was open to exploring whether there is value to be created for HP shareholders through a potential combination with Xerox. HP also issued a press release that included the full text of both HP’s letter and the November 5, 2019 offer letter from Xerox.

Late in the day on November 17, 2019, Mr. Icahn advised Mr. Visentin that he had spoken with Mr. Lores and Mr. Lores stated that HP was interested in commencing diligence on Xerox but was not prepared to allow Xerox to conduct reciprocal diligence on HP. Mr. Icahn advised Mr. Visentin he told Mr. Lores that, in Mr. Icahn’s opinion, any negotiated process for a business combination of the type being discussed required mutual diligence.

On November 21, 2019, Mr. Visentin sent a letter to Mr. Bergh and Mr. Lores in which Xerox expressed surprise at HP’s rejection of its proposal, noted HP’s acknowledgment of the merits of a potential business combination and emphasized the need for a clear path forward on mutual due diligence. In the letter, Xerox sought agreement on mutual confirmatory due diligence to support a friendly combination by 5:00 p.m. EST on Monday, November 25, 2019, and also stated it would take its compelling case to create superior value for Xerox and HP shareholders directly to HP shareholders. Xerox also issued a press release that included the full text of the letter.

On November 24, 2019, Mr. Lores called Mr. Visentin to ask if Xerox was willing to allow HP to conduct due diligence on Xerox. Mr. Visentin reiterated Xerox’s willingness to engage in mutual due diligence, but Mr. Lores indicated that HP was only willing to engage in one-way diligence. Shortly after that call, Mr. Bergh and Mr. Lores sent a letter to Mr. Visentin in which HP reiterated its rejection of Xerox’s proposal. The letter also stated HP remained prepared to study the potential value of a combination but would not permit mutual due diligence. HP also issued a press release on November 24, 2019 that included the full text of the letter.

Late in the day on November 24, 2019, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. Mr. Visentin and Mr. Pastor provided an update to the

Independent Directors regarding the interactions with HP and sought direction from the Independent Directors regarding next steps. Mr. Visentin noted to the Independent Directors that the call with Mr. Lores appeared to be highly scripted. At the meeting, the Independent Directors authorized Mr. Visentin to respond to the letter from Mr. Bergh and Mr. Lores and to work with Xerox’s management team and advisors to develop materials to support direct outreach to solicit the input of investors, including HP’s shareholders.

On November 26, 2019, Mr. Visentin sent a letter to Mr. Bergh and Mr. Lores in which Xerox reiterated the compelling nature and potential benefits of its proposal, refuted certain statements made by HP in its prior letter and indicated its plan to engage directly with investors, including HP shareholders, to solicit their support in urging the HP Board to pursue the transaction. Xerox also issued a press release on November 26, 2019 that included the full text of the letter.

In late November and early December 2019, Xerox management, with the advice and assistance of Xerox’s advisors and counsel to the Independent Directors, developed materials to support outreach efforts to investors, including shareholders of HP.

On December 9, 2019, representatives of Xerox began meeting with investors, including shareholders of HP, to discuss Xerox’s proposal to acquire HP using a presentation that was disclosed under cover of a Current Report on Form 8-K.

On December 11, 2019, prior to a regularly scheduled board meeting, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. At the meeting, Mr. Visentin updated the Independent Directors on preliminary feedback from his meetings with investors, including shareholders of HP. The Independent Directors considered and discussed with the advisors a variety of strategic considerations and potential next steps regarding a business combination transaction with HP, including obtaining fully committed financing to support Xerox’s offer and the process for identifying, vetting and selecting candidates to potentially be nominated by Xerox for election as independent directors of HP.

In late December 2019 and early January 2020, representatives of Xerox, with the advice and assistance of Xerox’s advisors and counsel to the Independent Directors, continued meeting with investors, including shareholders of HP, negotiated a fully committed financing package, and began outreach to candidates to potentially be nominated by Xerox for election as independent directors of HP.

On January 5, 2020, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. At the meeting, Mr. Pastor updated the Independent Directors on the status of identifying and vetting candidates to potentially be nominated by Xerox for election as independent directors of HP and summarized feedback from investors, including shareholders of HP, regarding the proposed transaction. Also at the meeting, the Independent Directors approved binding financing commitments for $24 billion.

On January 6, 2020, Mr. Visentin sent a letter to Mr. Bergh and Mr. Lores advising that Xerox had been engaged in constructive dialogue with many of HP’s largest shareholders regarding the strategic benefits of its proposal to acquire HP; confirming Xerox had obtained $24 billion in binding debt financing commitments; and reiterating his offer to meet in person with Mr. Bergh and Mr. Lores to begin negotiating the transaction. Xerox also issued a press release that included the full text of the letter.

On January 8, 2020, Mr. Bergh and Mr. Lores sent a letter to Mr. Visentin in which HP reiterated its rejection of—and refusal to discuss—Xerox’s proposal. HP also issued a press release that included the full text of the letter.

On January 16, 2020, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. The Independent Directors discussed a variety of strategic considerations and potential next steps regarding a business combination transaction with HP, including the status of identifying, vetting and selecting candidates to potentially be nominated by Xerox for election as independent directors of HP.

On January 22, 2020, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. At the meeting, the Independent Directors considered and selected 11 independent candidates and four alternate candidates as potential nominees to replace the HP Board at the Annual Meeting.

On January 23, 2020, Xerox provided notice to HP of its intent to nominate 11 independent candidates to replace the HP Board at the Annual Meeting. Xerox also issued a press release announcing it had submitted the notice.

Later that day, HP issued a statement acknowledging receipt of the nomination notice from Xerox, and stating that it would review the proposed Xerox Nominees and respond in due course.

On January 28, 2020, Xerox issued a press release announcing its fourth-quarter and full-year 2019 financial results and 2020 guidance consistent with its three-year plan, which results beat market expectations on every measure, including full-year consensus for revenue, adjusted earnings per share, free cash flow and adjusted operating margin.

On February 1, 2020, the Independent Directors met, with members of Xerox’s senior management and representatives of K&S, Willkie and Citi in attendance. At the meeting, Mr. Visentin and Mr. Pastor updated the Independent Directors on engagement with and feedback from management’s meetings with Xerox and HP stockholders. The Independent Directors also discussed the possibility of increasing its proposed offer price for HP, authorized Mr. Visentin to work with Xerox’s management team and advisors concerning a possible increase, and directed management to pursue the engagement of a financial advisor to the Independent Directors.

During the week of February 2, 2020, Xerox’s management team and advisors continued to work on a possible increase to its proposed offer price for HP. Xerox’s management and counsel to the Independent Directors also held a series of calls with potential financial advisors to the Independent Directors. The Independent Directors also held calls with two potential financial advisors that were recommended by management and counsel to the Independent Directors. On February 3, 2020, the Independent Directors authorized management to proceed with the retention of Moelis & Company LLC, which we refer to as Moelis, as a financial advisor to the Independent Directors.

On February 9, 2020, the Independent Directors met, with members of senior management and representatives of K&S, Willkie and Citi in attendance. At the meeting, the Independent Directors formally approved the retention of Moelis as financial advisor to the Independent Directors and, thereafter, representatives of Moelis were invited to join the meeting. The Independent Directors considered and discussed with its advisors a potential increase in the proposed offer price for HP to $24 per share, consisting of $18.40 in cash and 0.149 Xerox shares for each HP share (based on Xerox’s closing share price of $37.68 on February 6, 2020). During the discussion, Mr. Visentin and Mr. Pastor updated the Independent Directors on engagement with and feedback from Xerox shareholders, including, but not limited to, Mr. Icahn and Darwin Deason, regarding a potential increase. Following discussion, the Independent Directors determined to increase the offer price to $24 per share.

On February 10, 2020, Xerox issued a press release announcing the increased offer price of $24 per share and its intention to commence a tender offer for each share of HP common stock on or around March 2, 2020.

On February 11, 2020, HP issued a press release announcing it would release its first quarter 2020 financial results on February 24, 2020. At that time, HP said it would share additional information about its plan before responding to Xerox’s February 10, 2020 press release.

On February 20, 2020, following Xerox’s confirmation of its intention to commence a tender offer, HP announced it had adopted a shareholder rights plan, commonly known as a “poison pill.”

On February 21, 2020, Xerox issued a statement regarding HP’s poison pill, in which it stated its belief that the HP Board adopted a poison pill because Xerox’s offer is receiving overwhelming support from HP stockholders and that Xerox intended to press ahead with the previously announced tender offer and electing its slate of independent director candidates to the HP Board.

On February 21, 2020, a representative of Guggenheim Securities, LLC, which we refer to as Guggenheim, one of HP’s financial advisors, called a representative of Citi to inquire about the possibility of arranging a meeting to explore a combination and the basis on which HP and Xerox might have a discussion about a combination.

After market hours on February 24, 2020, HP issued two press releases: one announcing its first-quarter 2020 financial results; and the other detailing a new, multi-year strategic and financial value creation plan. HP’s new plan referenced its plan announced on October 3, 2019 and indicated that it expects approximately $650 million of annualized gross run rate savings (rather than the $1 billion previously announced as part its October 3, 2019 plan) to flow through to its projected non-GAAP operating profit growth. HP also announced that the HP Board had increased its total share repurchase authorization to $15 billion, up from the $5 billion share repurchase authorization announced on October 3, 2019, indicating that $8 billion of such repurchases were targeted to occur over 12 months, following the Annual Meeting. In its release, HP stated it believes in the merit of industry consolidation, while dismissing Xerox’s proposal, among other things, as “meaningfully undervaluing” HP, but stated HP was reaching out to Xerox to “explore if there is a combination that creates value for HP stockholders that is additive to HP’s strategic and financial plan.” Mr. Lores sent an e-mail to Mr. Visentin in which he suggested a meeting to explore the possibility of a business combination transaction and said his office would separately reach out to Mr. Visentin’s office regarding logistics.

On February 25, 2020, Mr. Lores’s office reached out to Mr. Visentin’s office and a telephone call was scheduled for the week of March 2, 2020.

On February 27, 2020, the Independent Directors met, with members of Xerox’s senior management and representatives of K&S, Willkie, Citi and Moelis in attendance. At the meeting, the Independent Directors considered and discussed with the advisors recent actions by HP and potential next steps. Following discussion, the Independent Directors formally approved the commencement of the Offer to Exchange on or about March 2, 2020.

Also on February 27, 2020, HP announced that it was expanding the size of the HP Board and appointing Richard Clemmer, Chief Executive Officer and Executive Director of NXP Semiconductors N.V., to fill the resulting vacancy. HP also provided notice to Xerox that it had 10 days to nominate an additional candidate in connection with the Annual Meeting, the date of which has not yet been announced.

HP also filed on February 27, 2020 a preliminary proxy statement related to the Annual Meeting, in which it provided a background summary describing contacts between HP and Xerox in connection with its solicitation that Xerox believes misrepresents the facts.

Following HP’s actions on February 27, 2020, Xerox issued the following statement: “In the last week, HP adopted a poison pill, expanded the size of its Board and misrepresented the discussions that led to our offer, none of which will create value for shareholders. We’ve made a compelling offer, and HP should let shareholders decide what is in their own best interest without artificial constraints or factual distortions.”

On March 2, 2020, Xerox published an advertisement in The Wall Street Journal, issued a press release and took other required steps to commence a tender offer to acquire all outstanding shares of HP. The full terms, conditions and other details of the Offer are set forth in the offering documents that Xerox filed on March 2, 2020 with the SEC.

On March 2, 2020, Xerox also announced that it had entered into an amended and restated commitment letter to add MUFG Bank, Ltd., PNC Bank, National Association, PNC Capital Markets LLC, Credit Agricole Corporate and Investment Bank, Truist Bank and SunTrust Robinson Humphrey, Inc. as commitment parties to provide a portion of the financing along with Citigroup Global Markets Inc., Mizuho Bank, Ltd. and Bank of America, N.A. under its previously confirmed $24 billion in binding financing commitments (that are not subject to any due diligence condition).

On March 3, 2020, Mr. Visentin and Mr. Pastor spoke with Mr. Lores and Ruairidh “Rory” Ross, Deputy General Counsel of HP, via telephone. Mr. Lores stated that he would like to arrange an in-person meeting to have an “in depth conversation” about the three concerns HP identified publicly regarding Xerox’s proposed offer: value exchange; capital structure; and synergies. Mr. Lores said that if Xerox and HP could reach alignment on these three items, it would be easier to explore and discuss options to combine the two companies. Mr. Visentin responded that Xerox had already made an offer to combine the companies that Xerox believes HP stockholders support, and had no intention of deviating from the course and timeline of the offer, but added that Xerox would be willing to meet and listen if HP has an offer or proposal that it believes addresses their concerns and creates value for Xerox shareholders. Mr. Visentin said that he would revert to Mr. Lores regarding scheduling a meeting for the following week.

ABOUT THE OFFER

On March 2, 2020, Purchaser commenced an offer to exchange all outstanding shares of HP common stock for $18.40 in cash and 0.149 Xerox shares (based on Xerox’s closing share price of $37.68 on February 6, 2020) upon the terms and subject to the conditions set forth in the Offer to Exchange and in the related Letter of Election and Transmittal. The purpose of the Offer is for Xerox to acquire all of the outstanding shares of HP common stock in order to combine the businesses of Xerox and HP. Xerox intends, promptly after consummation of the Offer, to cause HP to merge with Purchaser in the Second-Step Merger after which HP would be a direct or indirect, wholly owned subsidiary of Xerox. The purpose of the Second-Step Merger is for Xerox to acquire all issued and outstanding shares of HP common stock that are not acquired in the Offer. In the Second-Step Merger, each remaining share of HP common stock (other than shares held in treasury by HP, shares held by Xerox and its subsidiaries and shares held by HP stockholders who properly exercise applicable dissenters’ rights under Delaware law) will be cancelled and converted into the right to elect to receive the same consideration that the holder thereof would have received had it tendered its shares of HP common stock in the Offer (subject to proration as described in the Offer to Exchange). The Offer will expire at 5:00 p.m., New York City Time, on April 21, 2020, unless extended by Xerox.

The Offer is subject to the satisfaction of certain conditions, some of which may be influenced by actions of the HP Board, including the following:

●

there being validly tendered and not withdrawn a number of shares of HP common stock which, together with any other shares of HP common stock that Purchaser then owns, is a majority of the total number of outstanding shares of HP common stock on a fully diluted basis as of the date that we accept shares of HP common stock for exchange pursuant to the Offer;

●	the HP Board shall have redeemed or rendered inapplicable the “poison pill” rights issued pursuant to the Rights Agreement;

●

the HP Board shall have approved the Offer and the Second-Step Merger under Section 203 of the Delaware General Corporation Law, or Section 203 of the Delaware General Corporation Law shall otherwise be inapplicable to the Offer and the Second-Step Merger;

●

the waiting period applicable to the Offer and the Second-Step Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and the waiting period applicable to the Offer and the Second-Step Merger under any other applicable antitrust laws and regulations shall have expired or been terminated; and

●

HP shall not have (i) granted to any person proposing a merger or other business combination with or involving HP any type of option, warrant or right which, in Xerox’s reasonable judgment, constitutes a “lock-up” device, or (ii) paid or agreed to pay any cash or other consideration to any party in connection with or in any way related to any such business combination.

The Offer is also subject to additional conditions set forth in the Schedule TO including the Offer to Exchange.

For a complete description of the terms of the Offer, including conditions of the Offer and certain federal income tax consequences of the Offer and the Proposed Transaction, HP stockholders are referred to the Schedule TO filed by Xerox and Purchaser with the SEC, including the Offer to Exchange and the accompanying Letter of Election and Transmittal, which are incorporated by reference herein. HP stockholders are advised to read the Schedule TO, including the Offer to Exchange, the Letter of Election and Transmittal and other documents filed with the SEC, carefully in their entirety because they contain important information about the Proposed Transaction. HP stockholders can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. The Offer to Exchange and related materials may also be obtained for free by contacting the information agents for the Offer, D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York, 10005, toll-free at (866) 721-1324 or collect at (212) 269-5550, or Harkins Kovler, LLC at 3 Columbus Circle, 15th Floor, New York, New York 10019, toll-free at (800) 257-3995 or collect at (212) 468-5380.

PROPOSAL 1 — ELECTION OF THE XEROX NOMINEES

We are proposing that Betsy Atkins, George Bickerstaff, III, Carolyn H. Byrd, Erroll B. Davis, Jr., Jeannie Diefenderfer, Kim Fennebresque, Carol Flaton, Matthew J. Hart, Fred P. Hochberg, Jacob M. Katz, Nichelle Maynard-Elliott and Thomas J. Sabatino, Jr. serve on the HP Board as directors for one-year terms and until their successors are duly elected and qualified, in accordance with HP’s Certificate of Incorporation and Bylaws.

Based on publicly available information, the HP Board currently consists of 13 directors. 12 directors will be elected at the Annual Meeting to serve until the next annual meeting and until a successor is duly elected and qualified. Mr. Dion J. Weisler, a current director of HP, will not stand for re-election to the HP Board at the Annual Meeting.

We believe all the Xerox Nominees are highly qualified to serve as directors on the HP Board and are independent within the meaning of the listing standards of the NYSE and the independence standards set forth in HP’s Corporate Governance Guidelines, which are available on HP’s website at https://investor.hp.com/governance/governance-documents/default.aspx. In addition, we believe that all of the Xerox Nominees meet the heightened independence standards required for audit committee members under the SEC standards and the heightened independence standards required for compensation committee members under the applicable listing standards and the SEC standards. None of the Xerox Nominees are employed by or otherwise affiliated with HP or any of its subsidiaries. The Xerox Nominees have not made any commitment to us if elected.

Each of the Xerox Nominees has specifically acknowledged that there is not, and cannot be, any agreement between such Xerox Nominee and Xerox regarding the decisions such Xerox Nominee will make as a director of HP. Accordingly, Xerox expects that the Xerox Nominees will exercise their independent judgment in all matters before the HP Board in accordance with their fiduciary duties to HP and HP stockholders and applicable law, including with respect to the Proposed Transaction.

We are seeking your support for the election of each of the Xerox Nominees to the HP Board because we believe that HP stockholders would be better served by these candidates than the current directors of HP who have refused to negotiate with us on a compelling, value-creating opportunity for HP stockholders and engage in mutual due diligence regarding our proposal.

Xerox nominated the Xerox Nominees and is sending you this proxy statement and accompanying BLUE proxy card to give you a direct voice with respect to Xerox’s proposal for a business combination between HP and Xerox. Xerox believes the election of the Xerox Nominees will demonstrate that HP stockholders support the Proposed Transaction, and establish an HP Board that is more likely to act in your best interests. We believe that your vote for the Xerox Nominees will send a clear and strong message to the HP Board to negotiate with Xerox regarding the Proposed Transaction and, if the newly elected directors deem it appropriate in the exercise of their fiduciary duties, to approve the Proposed Transaction.

Assuming a quorum is present at the Annual Meeting, the 12 nominees for election to the HP Board who receive the most “FOR” votes will be elected.

XEROX STRONGLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE XEROX NOMINEES.

Information Regarding the Xerox Nominees

The Xerox Nominees have furnished the following information regarding their principal occupations, business experience and certain other information.

Name	Age	Principal Occupation or Employment During the Past Five Years
Betsy Atkins	66

Betsy Atkins has been the Chief Executive Officer of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since she founded the company in 1994. Ms. Atkins is a leading expert on corporate governance and board oversight, having written two books and several published articles on the subject. She has

Name	Age	Principal Occupation or Employment During the Past Five Years

served on the board of directors of a significant number of public companies.

She previously served as Chair of APX Labs, a Google Glass enterprise software company, from 2013 to 2016, and Chair and Chief Executive Officer of Clear Standards from February 2009 until it was acquired by SAP in August 2009. She was Chair and Chief Executive Officer of NCI from 1991 to 1993, and Co-Founder, Board Director, and Executive Vice President of Sales, Marketing and International Operations of Ascend Communications from 1989 until it was acquired by Lucent Technologies in 1999.

Ms. Atkins currently serves as a Board Director of Wynn Resorts since April 2018 (Chair of the Compensation Committee, member of the Nominating and Corporate Governance Committee) and SL Green Realty since April 2015 (member of the Audit and Nominating and Corporate Governance Committees). Previously, she served as a Board Director of Schneider Electric SE from April 2011 to 2019; Covetrus from February 2019 to September 2019; Cognizant Technology Solutions from April 2017 to October 2018; HD Supply Holdings from September 2013 to April 2018 (Lead Director); Polycom from 1999 to April 2016 (Lead Director); Darden Restaurants from October 2014 to September 2015; and Ciber from July 2014 to October 2014.

Ms. Atkins’ executive leadership and contemporary and broad operational experience in technology, digital transformation, software and iconic brand consumer-facing industries, as well as significant board experience and executive compensation, sustainability, enterprise risk management, other ESG issues, and complex corporate transactions expertise makes her a valuable addition to the Board.

George Bickerstaff, III	64

George Bickerstaff, III is the Co-Founder and Managing Director at M.M. Dillon & Co., a leading healthcare and technology boutique investment bank. Prior to M.M. Dillion & Co., Mr. Bickerstaff held leadership roles across a variety of industries, including serving as Chief Financial Officer of Novartis Pharma AG from 2000 to 2005; Chief Financial Officer of Workscape from 1999 to 2000; Chief Financial Officer of Uniscribe Professional Services from 1998 to 1999; and Chief Financial Officer of Intellisource Group from 1996 to 1998.

Mr. Bickerstaff has served as a Board Director of Innoviva since December 2017 (Chair of the Audit Committee and Designated Financial Expert); CareDx since April 2014 (Chair of the Audit Committee and Designated Financial Expert); and Cardax from June 2014 to 2017 (Chair of the Audit Committee and Designated Financial Expert).

Previously, he served as a Board Director of Axovant Sciences from February 2018 to February 2020 (Chair of the Audit Committee and Designated Financial Expert); Inovio Pharmaceuticals from May 2017 to May 2018 (member of the Audit Committee and Designated Financial Expert); and ARIAD Pharmaceuticals from May 2016 to February 2017 (Chair of the Audit Committee and Designated Financial Expert). Mr. Bickerstaff is an advisor to private companies and has served on the boards of various not-for-profit organizations.

Mr. Bickerstaff’s financial and operational experience in the healthcare, pharmaceutical and information technology industries, along with expertise in financial, accounting and regulatory matters in those industries and

Name	Age	Principal Occupation or Employment During the Past Five Years
		expertise on the views of shareholders, investors, analysts and others in the financial community will make him a valuable addition to the Board.

Carolyn H. Byrd	71

Carolyn H. Byrd currently serves as Chair and Chief Executive Officer of GlobalTech Financial, an outsourcing, service and technology company that she founded in 2000. Previously, Ms. Byrd had a long career with The Coca-Cola Company, where she was ultimately elected as Vice President, Chief of Internal Audits and Director of Corporate Auditing of the company and President of the Coca-Cola Financial Corporation. She also served as Manager of Corporate and U.S. Treasury Services at The Coca-Cola Company.

Ms. Byrd has served as a Board Director of Regions Financial Corporation since May 2010 (Chair of the Audit Committee and member of the Risk Committee). Additionally, from December 2008 to February 2019, Ms. Byrd served as a Board Director of Federal Home Loan Mortgage Corporation (member of the Audit and Risk Committees) and from 2001 to 2017 she served as a Board Director at Popeyes Louisiana Kitchen (Chair of the Audit Committee). Ms. Byrd also served as a Board Director at The St. Paul Companies; RARE Hospitality International; Circuit City Stores; ING Americas Insurance Holdings; and ReliaStar Financial.

Ms. Byrd’s experience being responsible for key managerial, strategic, financial and operational decisions, and her extensive audit and oversight experience, provides her with a unique set of skills that makes her a valuable addition to the Board.

Erroll B. Davis, Jr.	75

Erroll B. Davis, Jr. most recently served as the superintendent of Atlanta Public Schools from August 2011 until his retirement in July 2014. He is presently engaged with board, philanthropic, senior executive counseling and consulting work. Prior to his time at Atlanta Public Schools, Mr. Davis served as Chancellor of the University System of Georgia from February 2006 to June 2011; President, Chief Executive Officer and Chair of the Board of Alliant Energy Corporation from 1998 to 2006; and President and Chief Executive Officer of WPL Holdings, which merged with two other companies to form Alliant Energy, from 1990 to 1998. Mr. Davis also previously served as President, Chief Executive Officer and Vice President of Finance of Wisconsin Power and Light Company from 1978 to 1990.

Mr. Davis has served as a Board Director of Union Pacific Corporation since June 2004 (Chair of the Compensation and Benefits Committee and member of the Corporate Governance and Nominating Committee). He previously served as a Board Director of General Motors Corporation from July 2009 to June 2015 (member of the Audit Committee); PPG Industries from 1994 to July 2007 (member of the Audit Committee); and BP from 1998 to April 2010.

Mr. Davis’ experience leading public companies and educational institutions, domestically and internationally, plus broad public company board leadership experience, make him a valuable addition to the Board.

Name	Age	Principal Occupation or Employment During the Past Five Years
Jeannie Diefenderfer	58

Jeannie Diefenderfer is Founder and Chief Executive Officer of courageNpurpose, a consulting firm providing advisory services to boards and chief executive officers. She previously spent 28 years at Verizon Communications, a telecommunications company, where she held a range of roles including Senior Vice President of Global Engineering & Planning, Chief Procurement Officer and Senior Vice President of Enterprise Customer Care. While at Verizon, Ms. Diefenderfer led the network and procurement M&A synergy execution plan for two large-scale transactions, standardized Verizon’s strategic sourcing process across the combined entities involved in the transactions and created quantitative and qualitative metrics for diversity and inclusion for New England Telephone’s executive committee.

Ms. Diefenderfer has served as a Board Director of Windstream Holdings since February 2016 (Chair of the Governance Committee). She previously served as a Board Director of MRV Communications from 2014 to 2017; Westell Technologies from 2015 to 2017; Citizens Funds from 2001 to 2008; and the Ms. Foundation for Women.

She is Chair of the Accenture Network Advisory Council, Advisor to Sedona Systems, Vice Chair and Trustee of Tufts University, Trustee of Olin College, a member of the National Association of Corporate Directors and Women Corporate Directors and a member of the Workforce Development & Support Advisory Panel at the National Security Agency, where she assists with workforce development and diversity and inclusion.

Ms. Diefenderfer’s 28 years of technical and operational experience in the telecommunications industry, leadership through several senior executive positions and service on public and advisory boards make her a valuable addition to the Board.

Kim Fennebresque	69

Kim S. Fennebresque previously served as Chairman, President and Chief Executive Officer of Cowen Group, an American multinational independent investment bank and financial services company, where he oversaw all aspects of the management and operations of the company from 1999 to 2008. Prior to joining Cowen Group, Mr. Fennebresque held positions as the Head of the Corporate Finance and Mergers & Acquisitions departments at UBS from 1994 to 1998; General Partner and Co-Head of Investment Banking at Lazard Freres & Co. from 1991 to 1994; and various positions at The First Boston Corporation from 1977 to 1991.

Mr. Fennebresque currently serves on the Board of Directors of Ally Financial since June 2009 (Chairman of the Compensation, Nominating and Governance Committee); BlueLinx Holdings since May 2013 (Chairman of the Board); Albertsons Companies since May 2015 (Chairman of the Compensation Committee and member of the Audit Committee); and BAWAG P.S.K. since October 2017 (Deputy Chairman of the Supervisory Board and member of the Audit, Compensation and Governance Committees). He formerly served on the Board of Directors of Ribbon Communications from October 2017 to March 1, 2020; Delta Tucker Holdings from May 2015 to October 2017; TEAK Fellowship from 2003 to 2012; Fountain House from 2005 to 2014; Common Good from 2003 to 2009; WNET-Channel 13 from 1995 to 2003; Montefiore Medical Center from 1995 to 2008; Montefiore Children’s Hospital from 1995 to 2008; and Rockefeller Brothers Fund Finance Committee from 1994 to 2005.

Name	Age	Principal Occupation or Employment During the Past Five Years

Mr. Fennebresque’s experience in senior executive leadership, finance, regulatory and governmental matters, risk-management and technology, as well as extensive public board experience, makes him a valuable addition to the Board.

Carol Flaton	55

Carol Flaton served as a Managing Director at AlixPartners (formerly Zolfo Cooper, LLC), a global consulting firm specializing in restructuring, turnarounds, enterprise improvement and digital consulting, from 2014 until her retirement in 2019. During her time at AlixPartners, she also served as the Strategic Director of Finance for Cetera Financial Group, a shared service organization serving independent broker-dealers, from February 2016 to June 2016, and served as interim management of Doral Financial Corporation, a holding company of Doral Bank, from March 2015 to October 2016.

Ms. Flaton has served as a Board Director of EP Energy Corporation since May 2019 (Chair of the Special Committee and member of the Audit, Governance, Compensation and Nominating Committees) and Jupiter Resources, a privately held energy company.

Ms. Flaton has held various executive leadership positions. She was a Managing Director in the restructuring practice of Lazard Freres & Co. and held senior positions at other blue-chip financial institutions including Credit Suisse First Boston and Citigroup. While at Credit Suisse, Ms. Flaton was appointed by the executive board to a project team that was ultimately responsible for the 18-month global business integration and streamlining of all of Credit Suisse’s businesses.

Ms. Flaton’s extensive experience in banking, finance and restructuring across multiple industries and for leading institutions, alongside her expertise in complex company transformations and her service on Special, Audit, Governance, Compensation and Nominating Committees, makes her a valuable member of the Board.

Matthew J. Hart	67

Matthew J. Hart served as President and Chief Operating Officer of Hilton Hotels Corporation, a global hospitality company, from May 2004 until the buyout of Hilton by a private equity firm in October 2007. He also served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004.

Mr. Hart has served as a Board Director of American Airlines Group since 2013 (Chairman of the Audit Committee); American Homes 4 Rent since November 2012 (member of the Audit, Compensation, and Nominating and Corporate Governance Committees and Lead Independent Trustee); and Air Lease Corporation since May 2010 (Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee). He previously served as a Board Director of B. Riley Financial from July 2009 to October 2015; US Airways Group and U.S. Airways from June 2006 to December 2013; Kilroy Realty Corporation from January 1997 to May 2008; and America West Holdings Corporation and America West Airlines from 2004 to 2005.

Prior to joining Hilton in 1996, Mr. Hart served as Senior Vice President and Treasurer of The Walt Disney Company, Executive Vice President and

Name	Age	Principal Occupation or Employment During the Past Five Years

Chief Financial Officer for Host Marriot, Senior Vice President and Treasurer for Marriott Corporation and Vice President of Corporate Lending for Bankers Trust Company.

Mr. Hart’s financial and risk-management expertise and extensive experience as a senior operating and finance executive for large global public companies, including companies in consumer-facing industries, make him a valuable addition to the Board.

Fred P. Hochberg	68

Fred P. Hochberg most recently served as Chairman and President of the Export-Import Bank of the United States, an export credit agency, from 2009 to 2017. The agency supported more than 1.4 million American jobs, financed exports with a value exceeding $240 billion and generated $3.8 billion in profits for taxpayers during his tenure.

Mr. Hochberg previously served as Dean of the Milano School of International Affairs, Management and Urban Policy at The New School from December 2004 to 2008, and was the Deputy Administrator and then Acting Administrator of the Small Business Administration, a government agency supporting entrepreneurs and small businesses, from May 1998 to January 2001. Prior to the Small Business Administration, Mr. Hochberg served as President and Chief Operating Officer of Lillian Vernon Corporation, a company he transformed from a small, private business into an international, publicly traded corporation.

Mr. Hochberg served on the Boards of the Woodrow Wilson International Center for Scholars; New York City’s Citizens Budget Commission; FINCA International; and Seedco.

Mr. Hochberg’s experience as the longest ever serving Chairman of the Export-Import Bank gives him significant expertise and insight into global trade matters, and his experience leading and modernizing large, complex organizations, both in the government and for-profit spheres, provides him with substantial transformation experience and makes him a valuable addition to the Board.

Jacob M. Katz	67

Jacob M. Katz served as the National Managing Partner and Global Leader of Financial Services at Grant Thornton, an accounting and advisory organization, from 2013 until his retirement in 2016. He held various other leadership roles during his nearly 40 years of employment at Grant Thornton, including New York and Northeast Managing Partner. He was also a member of the firm’s partnership board from 1999 to 2012, holding the title of Chairman of the board for much of that time. He has served as a member of the board of directors of a large number of companies, and is currently a member of the Board of Directors of Jefferies Financial Group since November 2018 (Audit Committee Chair and member of the Risk Committee), Jefferies International since November 2017, Herc Holdings since August 2017 (member of the Audit and Finance Committees) and Jefferies Group since September 2016. Mr. Katz is also an advisor to private companies and has served on the boards of various not-for-profit organizations.

Mr. Katz’s executive management and leadership skills gained leading Grant Thornton, plus substantial public and private board experience, bring critical oversight experience to HP and make him a valuable addition to the Board.

Name	Age	Principal Occupation or Employment During the Past Five Years
Nichelle Maynard-Elliott	51

Nichelle Maynard-Elliott most recently served as Executive Director of Mergers & Acquisitions for Praxair, an American worldwide industrial gases company, from July 2011 to May 2019, where, among other things, she advised Praxair on its $90 billion merger in 2018 with the Linde Group.

Ms. Maynard-Elliott joined Praxair in 2003 as Senior Counsel responsible for mergers and acquisitions and commercial transactions for Praxair’s U.S. packaged gases and healthcare businesses, and then served as Assistant General Counsel of Praxair from 2007 to 2011 before transitioning to the business side. Prior to Praxair, Ms. Maynard-Elliott served as an associate at the law firms of Kelley Drye & Warren from 1999 to 2003, Pryor Cashman from 1996 to 1999 and Weil, Gotshal & Manges from 1994 to 1996.

Ms. Maynard-Elliott has served as a Board Director of Element Solutions since August 2018 (member of the Audit and Compensation Committees).

Ms. Maynard-Elliott’s ability to create shareholder value through her over 20 years of extensive financial and legal experience in mergers and acquisitions, business development and strategic alliances makes her a valuable addition to the Board.

Thomas J. Sabatino, Jr.	61

Thomas J. Sabatino, Jr. most recently served as Executive Vice President and General Counsel of Aetna, a managed health care company, from April 2016 to December 2018, where he was a member of its Executive Committee. Previously, Mr. Sabatino served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of Hertz Global Holdings from February 2015 to April 2016, and Executive Vice President and Global Chief Legal and Administrative Officer of Walgreen Co. and Walgreens Boots Alliance from September 2011 to February 2015. He has served in General Counsel positions at United Continental Holdings and United Airlines from March 2010 to December 2010, Merck & Co. from 2004 to 2009, Baxter International from 1995 to 2004 and American Medical International from 1992 to 1995.

Mr. Sabatino has served on the Board of Directors of Teligent since September 2017 (member of the Audit Committee).

Mr. Sabatino’s business acumen, corporate legal leadership and expertise in corporate governance, crisis management, mergers and acquisitions and complex litigation resolution makes him a valuable addition to the Board.

Xerox considered the business and directorship experience of each of the Xerox Nominees set forth above in concluding that each of the Xerox Nominees would be suitable for election to the HP Board at the Annual Meeting.

Each of the Xerox Nominees has agreed to be named in this proxy statement, to stand for election to the HP Board and to serve as a director of HP, if elected.

Xerox reserves the right to request the appointment or election of substitute persons for any of the Xerox Nominees named herein if (1) HP purports to increase the number of directorships; (2) HP makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Xerox Nominees and/or (3) any of the Xerox Nominees is unable or becomes unwilling for any reason to serve as a director of HP. For more information, see the section entitled “Alternate Xerox Nominees.”

Arrangements between Xerox and the Xerox Nominees

Each Nominee has entered into a letter agreement, which we refer to as a Nomination Agreement, with Xerox agreeing to stand for election as a Xerox Nominee and, if elected, to serve as a director of HP. Pursuant to the Nomination Agreements, Xerox has agreed to pay each of the Nominees $100,000 in cash, payable in two installments as follows: (i) $50,000 promptly following Xerox or HP publicly announcing that Xerox has formally submitted the applicable Xerox Nominee’s name to HP as a nominee of Xerox for the Annual Meeting, and (ii) $50,000 promptly following the earlier of (A) the mailing by Xerox to HP stockholders of a definitive proxy statement that includes the applicable Xerox Nominee’s name as a member of the slate of nominees (including as an Alternate Xerox Nominee (as defined below)) and (B) the execution by Xerox and HP of a definitive acquisition agreement providing for a negotiated business combination between Xerox and HP. Each Xerox Nominee is required to reimburse to Xerox the full amount of the fee paid if, prior to the completion of the Proxy Solicitation, such Xerox Nominee voluntarily withdraws from serving as a nominee or otherwise refuses to serve as a director of HP upon election. In addition, Xerox will reimburse each Xerox Nominee for certain expenses incurred in connection with the Proxy Solicitation.

The Nomination Agreements also provide that, subject to certain limitations, Xerox will indemnify each Xerox Nominee against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by such Xerox Nominee in the event that (a) such Xerox Nominee becomes a party, or is threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating to such Xerox Nominee’s role as a nominee of Xerox, which we refer to as a Proceeding, (b) such Xerox Nominee is called to testify or give a deposition in any Proceeding (whether or not such Xerox Nominee is a party or is threatened to be made a party to such Proceeding), or (c) otherwise arising from or in connection with or relating to the Proxy Solicitation in respect of the Annual Meeting, including, in each case, the advancement to such Xerox Nominee of all reasonable attorneys’ costs and expenses incurred by such Xerox Nominee in connection with any Proceeding.

Xerox and each Xerox Nominee acknowledge in the Nomination Agreements that if elected to the HP Board, all of such Xerox Nominee’s activities and decisions as a director of HP will be governed by applicable law and subject to such Xerox Nominee’s fiduciary duty to HP and to HP stockholders and, as a result, that there is and can be no agreement between such Xerox Nominee and Xerox which governs the decisions that such Xerox Nominee will make as a director of HP. Each Xerox Nominee has agreed in the Nomination Agreement that, if elected, such Xerox Nominee will exercise his or her independent judgment in all matters before the HP Board in accordance with such Xerox Nominee’s fiduciary duties.

If elected to the HP Board, the Xerox Nominees will not receive any compensation from Xerox or any of its affiliates for their service as directors of HP.

Each Xerox Nominee also entered into a non-disclosure agreement, which we refer to as a Non-Disclosure Agreement, with Xerox agreeing not to disclose certain information provided to such Xerox Nominee by or on behalf of Xerox without the consent of Xerox. The Non-Disclosure Agreements provide that should such Xerox Nominee be elected to the HP Board, nothing in the Non-Disclosure Agreement will prohibit such person from complying with his or her fiduciary duties to HP and its stockholders.

Copies of the form of Nomination Agreement and form of Non-Disclosure Agreement are attached as Annex C and Annex D, respectively, to this proxy statement, and the foregoing summary is qualified in their entirety by reference to the full text of such agreements.

Compensation of HP’s Directors

If elected to the HP Board, the Xerox Nominees will not receive any additional compensation from Xerox, and will not receive indemnification from Xerox for their service as directors of HP. We expect, however, that they will receive whatever compensation the HP Board has established for non-employee directors of HP unless and until the HP Board determines to change such compensation.

Information concerning HP’s compensation for non-employee directors is set forth in the HP proxy statement, and is expected to be set forth in HP’s definitive proxy statement to be filed with the SEC in connection with the Annual Meeting, and such information is incorporated herein by reference.

Xerox also expects that each of the Xerox Nominees, if elected, would be indemnified by HP for service as a director to the same extent indemnification is provided to other HP directors under HP’s Certificate of Incorporation and Bylaws. In addition, we expect that, upon election, the Xerox Nominees would be covered by HP’s director and officer liability insurance, if any, and be entitled to any other benefits made available to the other non-employee directors of HP.

All information regarding HP’s director compensation and benefits arrangements set forth or incorporated by reference in this proxy statement is derived solely from HP’s public filings with the SEC and Xerox disclaims any responsibility for the foregoing.

Interests of the Xerox Nominees and Additional Information

As described above, we expect that each of the Xerox Nominees, if elected, will be entitled to receive compensation customarily paid by HP to its non-employee directors. We expect that each of the Xerox Nominees, if elected, will be indemnified for service as a director of HP to the same extent indemnification is provided to the current directors of HP and that each Xerox Nominee will be covered by HP’s director and officer liability insurance.

Other than as described in this proxy statement, none of the Xerox Nominees has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

The Xerox Nominees have furnished additional information set forth in Annex A to this proxy statement.

WE STRONGLY URGE YOU TO VOTE “FOR” THE XEROX NOMINEES AND TO USE THE BLUE PROXY CARD OR BLUE VOTING INSTRUCTION FORM TO AUTHORIZE A PROXY TO VOTE “FOR” THE ELECTION OF BETSY ATKINS, GEORGE BICKERSTAFF, III, CAROLYN H. BYRD, ERROLL B. DAVIS, JR., JEANNIE DIEFENDERFER, KIM FENNEBRESQUE, CAROL FLATON, MATTHEW J. HART, FRED P. HOCHBERG, JACOB M. KATZ, NICHELLE MAYNARD-ELLIOTT AND THOMAS J. SABATINO, JR. TO SERVE ON THE HP BOARD AS DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, IN ACCORDANCE WITH HP’S CERTIFICATE OF INCORPORATION AND BYLAWS.

We urge you NOT to sign or return HP’s WHITE proxy card or instruction form, or otherwise provide proxies sent to you by HP. If you have already done so, you may revoke your previously signed WHITE proxy by signing and returning a later-dated BLUE proxy card or BLUE voting instruction form in the enclosed postage-paid envelope, by submitting a proxy by telephone or Internet (instructions appear on your BLUE proxy card or BLUE voting instruction form), by attending the Annual Meeting and voting in person or by delivering a written notice of revocation to Xerox c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, or to Xerox c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, New York 10019 or to the Corporate Secretary at HP, 1501 Page Mill Road, Palo Alto, California 94304, Attention: Corporate Secretary, or any other address provided by HP for these purposes. Only your latest dated proxy or your vote in person at the Annual Meeting will be counted.

Please note that if your shares of HP common stock are held in “street name” by a brokerage firm, bank or other nominee, you must follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee to vote your shares or revoke your earlier vote. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your BLUE voting instruction form.

Alternate Xerox Nominees

On January 23, 2020, Xerox gave notice to HP of its intention to nominate Betsy Atkins, George Bickerstaff, III, Carolyn H. Byrd, Jeannie Diefenderfer, Kim Fennebresque, Carol Flaton, Matthew J. Hart, Fred P. Hochberg, Jacob M. Katz, Nichelle Maynard-Elliott and Thomas J. Sabatino, Jr. for election at the Annual Meeting and to propose the Bylaws Proposal for action at the Annual Meeting. Xerox also provided the names of four potential alternate nominees, Erroll B. Davis, Jr., Timothy Mann Jr., Richard A. Smith and Thomas E. Zacharias that Xerox intends to nominate at the Annual Meeting if (1) HP purports to increase the number of directorships; (2) HP makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Xerox Nominees and/or (3) any of the

Xerox Nominees is unable or becomes unwilling for any reason to serve as a director of HP. On February 27, 2020, HP increased the number of directorships from 12 to 13, which will be reduced back to 12 upon Mr. Weisler’s departure from the HP Board in connection with the Annual Meeting. On March 9, 2020, Xerox gave notice to HP of its intention to additionally nominate Erroll B. Davis, Jr. for election at the Annual Meeting.

If Xerox nominates one or more of Messrs. Mann, Smith and Zacharias, which we refer to collectively as the Alternate Xerox Nominees, in the circumstances described above, Xerox will use the BLUE proxy card to vote for one or more of the Alternate Xerox Nominees, in our discretion, in addition to the Xerox Nominees or in place of such Xerox Nominees, as applicable. Each of the Alternate Xerox Nominees has signed a Nomination Agreement and a Non-Disclosure Agreement and agreed to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the HP Board if elected.

Additional information about the Alternate Xerox Nominees is included in Annex A to this proxy statement, and all references in Annex A to the Xerox Nominees shall be deemed to include the Alternate Xerox Nominees. Disclosures regarding the Xerox Nominees in this proxy statement shall also be deemed to apply to Alternate Xerox Nominees unless the context requires otherwise.

The Alternate Xerox Nominees have furnished the following information regarding their principal occupations, business experience and certain other information.

Name	Age	Principal Occupation or Employment During the Past Five Years
Timothy Mann Jr.	54

Timothy Mann, Jr. has served as Managing Director of the Arnold Palmer Group, which is comprised of the philanthropic foundations and operating companies of the late Arnold Palmer, since September 2019. He previously served as Executive Vice President of Business Development, General Counsel and Secretary of Louisiana-Pacific Corporation, a building materials manufacturer, from March 2018 to May 2019. Prior to that, he held various roles at Axiall Corporation, a chemicals and building products company, including President and Chief Executive Officer, Executive Vice President, General Counsel, Corporate Secretary and Interim General Counsel from July 2011 to September 2016. Mr. Mann was Interim General Counsel and Corporate Secretary of Mueller Water Products from September 2011 to April 2012, and worked as a Partner in the corporate groups at Jones Day and Kilpatrick Townsend between 2002 and 2012.

Mr. Mann previously served as a Board Director of Axiall Corporation from November 2015 to September 2016. He has served as a Board Director of several private companies and organizations including: the Arnold & Winnie Palmer Foundation since 2019; Entekra from March 2018 to May 2019; Taiwan Chlorine Industries from 2012 to 2015; Intradiem from 2014 to 2015; and Acsys from 1997 to 1999, where he also served as President and Chief Executive Officer.

Mr. Mann’s leadership experience as an executive officer of several public companies and member of the board of directors of two public companies, coupled with his expertise in mergers and acquisitions, organizational change and business re-orientations, makes him a valuable addition to the Board.

Richard A. Smith	66

Richard A. Smith most recently served as Chairman of the Board, Chief Executive Officer and President of Realogy Holdings, a residential real estate services company with both company-owned real estate brokerage operations and real estate franchising operations as well as relocation, title and settlement services, from 2006 until his retirement as an officer and director at the end of 2017. Prior to Realogy Holdings, Mr. Smith served in various capacities at Cendant Corporation, the then-owner of Realogy, from

Name	Age	Principal Occupation or Employment During the Past Five Years

1996 to 2006, including as President and Chief Executive Officer of Realogy as a Division of Cendant. He also served as Chief Executive Officer and Chairman of the Real Estate Services Division of Cendant Corporation from 1996 until 2006, when the Division was spun off to create Realogy Holdings.

Mr. Smith is a former member of the Business Roundtable and previously served as a member of the executive committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies and as a commissioner on the Bipartisan Policy Center’s Housing Commission.

Mr. Smith has served as a member of the Board of Total System Services since 2017 (member of the Compensation Committee) and OneMain Financial since 2018 (Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee).

Mr. Smith’s experience as the Chief Executive Officer of a public company, coupled with his mergers and acquisitions and executive and board leadership experience, makes him a valuable addition to the Board.

Thomas E. Zacharias	66

Thomas E. Zacharias is President of Zacharias & Co., a real estate investment and advisory firm, where he has worked since 2017. Previously, Mr. Zacharias was Chief Operating Officer, Managing Director and Head of Asset Management at W.P. Carey, a publicly traded REIT that owns and manages a global diversified portfolio of net lease assets, from 2002 to 2017; Senior Vice President of MetroNexus North America from 2000 to 2002; Principal at Lend Lease Development U.S. from 1998 to 2000; and Vice President of Corporate Property Investors from 1981 to 1998.

Mr. Zacharias has served as a Board Director of Fred’s since May 2018 (Chair of each of the Restructuring, Audit and Nominating and Corporate Governance Committees and member of the Compensation Committee). Mr. Zacharias previously served as a Board Director of Nexeo Solutions from June 2016 through its acquisition by Univar Solutions in March 2019 (Lead Independent Director and member of the Audit and Nominating and Governance Committees); Payless Holding from August 2017 to January 2019 (Chair of the Audit Committee and member of the Nominating and Governance and Compensation Committees); W.P. Carey, BV from 2011 to 2017; and WL Ross Holding. Mr. Zacharias also has experience serving on the boards of several REITs, including Carey REIT from 2008 to 2017, Carey Institutional Properties, Corporate Property Associates 14 and Corporate Property Associates 15 from 1996 to 2002 and U.S. Prime Property from 1995 to 1996.

Mr. Zacharias’ extensive experience with general management, financial analysis, strategic planning, mergers and acquisitions and restructurings make him a valuable addition to the Board.

PROPOSAL 2 — BYLAWS PROPOSAL

Xerox is proposing to amend any provision of the Bylaws adopted without stockholder approval up to and including the date of the Annual Meeting that changes the Bylaws in any way from the version that was publicly filed with the SEC on February 13, 2019. We are not currently aware of any Bylaws or Bylaw amendments that would be changed by this proposal, but we believe that it is in the best interests of HP and its stockholders that the Bylaws not be further amended by the HP Board without the approval of HP stockholders. The purpose of the Bylaws Proposal is to prevent the incumbent directors of HP from undermining HP’s corporate governance regime by amending the Bylaws whether in an attempt to impede the nomination or potential election of the Xerox Nominees or otherwise. Accordingly, we will propose the following resolution before the Annual Meeting:

“RESOLVED, that each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the Company’s stockholders subsequent to February 7, 2019 (the date of the most recent publicly disclosed Bylaws) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s stockholders.”

Approval of the Bylaws Proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting, except with respect to all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1, Section 6.4 or Article IX of the Bylaws, with respect to which approval of this proposal requires a majority of the outstanding shares entitled to vote thereon.

XEROX STRONGLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO AMEND THE BYLAWS TO REPEAL EACH PROVISION OF, OR AMENDMENT TO, THE BYLAWS ADOPTED BY THE HP BOARD WITHOUT THE APPROVAL OF HP’S STOCKHOLDERS SUBSEQUENT TO FEBRUARY 7, 2019 (THE DATE OF THE MOST RECENT PUBLICLY DISCLOSED BYLAWS) AND UP TO AND INCLUDING THE DATE OF THE ANNUAL MEETING.

THE OTHER PROPOSALS

In addition to the election of directors and the Bylaws Proposal, the HP proxy statement indicates that four other matters will be voted upon at the Annual Meeting. Set forth below are descriptions of such proposals, based solely on the disclosure in the HP proxy statement.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the HP proxy statement, the Audit Committee of the HP Board, which we refer to as the HP Audit Committee, has appointed and is requesting ratification by the stockholders of Ernst & Young LLP as the independent registered public accounting firm to audit HP’s consolidated financial statements for the fiscal year ending October 31, 2020.

As indicated in the HP proxy statement, if the appointment of Ernst & Young LLP is not ratified, the HP Board will consider whether it should select another independent registered public accounting firm.

Ratification of the appointment of Ernst & Young LLP as HP’s independent registered public firm for the fiscal year ending October 31, 2020 requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

The HP proxy statement contains certain additional information regarding Proposal 3 (referred to as Management Proposal No. 2 in the HP proxy statement).

XEROX DOES NOT OBJECT TO THE RATIFICATION OF THE HP AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AND RECOMMENDS A VOTE “FOR” PROPOSAL 3. IF XEROX DOES NOT RECEIVE SPECIFIC VOTING INSTRUCTIONS FROM STOCKHOLDERS, XEROX INTENDS TO VOTE “FOR” PROPOSAL 3. MARKED BLUE PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 4: ADVISORY VOTE TO APPROVE HP’S EXECUTIVE COMPENSATION

As discussed in further detail in the HP proxy statement, in accordance with SEC rules, HP stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of HP’s named executive officers as disclosed in the HP proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, which we refer to as the Securities Act. A detailed description of HP’s compensation program is available in the section of the HP proxy statement entitled “Compensation Discussion and Analysis.”

The HP proxy statement indicates that, although this vote is non-binding, the HP Board and HP’s HR and Compensation Committee will review the voting results and, if there are significant negative votes, take steps to understand those concerns that influenced the vote and consider them in making future decisions about executive compensation.

The affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be vote on the proposal at the Annual Meeting is required for advisory approval of this proposal.

The HP proxy statement contains certain additional information regarding Proposal 4 (referred to as Management Proposal No. 3 in the HP proxy statement).

XEROX MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 4 AND INTENDS TO “ABSTAIN” WITH RESPECT TO THIS PROPOSAL (WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THIS PROPOSAL) IF XEROX DOES NOT RECEIVE SPECIFIC VOTING INSTRUCTIONS FROM STOCKHOLDERS. MARKED BLUE PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 5: VOTE TO APPROVE HP’S 2021 EMPLOYEE STOCK PURCHASE PLAN

As discussed in further detail in the HP proxy statement, HP stockholders are being asked to approve HP’s 2021 Employee Stock Purchase Plan, which we refer to as the 2021 ESPP, and the HP Board’s reservation of shares under the 2021 ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended. The 2021 ESPP is intended to replace HP’s 2011 Employee Stock Purchase Plan, which will terminate on May 1, 2021, upon the effectiveness of the 2021 ESPP.

The affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required for approval of this proposal.

The HP proxy statement contains certain additional information regarding Proposal 5 (referred to as Management Proposal No. 4 in the HP proxy statement).

XEROX MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 5 AND INTENDS TO “ABSTAIN” WITH RESPECT TO THIS PROPOSAL (WHICH WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THIS PROPOSAL) IF XEROX DOES NOT RECEIVE SPECIFIC VOTING INSTRUCTIONS FROM STOCKHOLDERS. MARKED BLUE PROXY CARDS WILL BE VOTED AS DIRECTED.

PROPOSAL 6: RIGHT TO ACT BY WRITTEN CONSENT

As discussed in further detail in the HP proxy statement, this stockholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278 (the beneficial owner of 200 shares of HP common stock). If properly presented, this proposal will be voted on at the Annual Meeting.

This proposal and supporting statement are quoted verbatim below from the HP proxy statement and Xerox is not responsible for any inaccuracies contained in them:

“Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

This proposal topic also won 51%-support at our 2018 annual meeting. Written consent is gaining acceptance as a more valuable right for shareholders than the right to call for a special meeting.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. This is particularly important since our stock has fallen from $25 in October 2019. Poor stock performance also follows a June 2018 announcement of additional share repurchase authorization of up to $4 Billion which was supposed to increase the price of HP stock even if HP does not perform better.

Dion Weisler is no longer our CEO after his $27 million in total realized pay in 2018. And there is the October 2019 headline that HP stock tumbled after HP announced plans to cut up to 9,000 jobs.

Hopefully Mr. Enrique Lores will break with the recent practice of a remote communication annual meeting. A live annual meeting will allow shareholders to be impressed with the plans that Mr. Lores has for HP. A live annual meeting will almost guarantee that there will be a news article on the annual meeting (as opposed to a remote communication meeting) for the benefit of the vast majority of shareholders. A photograph of Mr. Lores that accompanied an article on his new HP job appears to show him enjoying a presentation to a live audience.”

Approval of this stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

The HP proxy statement contains certain additional information regarding Proposal 6 (referred to as Stockholder Proposal No. 1 in the HP proxy statement).

XEROX RECOMMENDS A VOTE “FOR” PROPOSAL 6. IF XEROX DOES NOT RECEIVE SPECIFIC VOTING INSTRUCTIONS FROM STOCKHOLDERS, XEROX INTENDS TO VOTE “FOR” PROPOSAL 6. MARKED BLUE PROXY CARDS WILL BE VOTED AS DIRECTED.

OTHER MATTERS

As of the date of this proxy statement, Xerox does not know of any other matters to be presented for approval by HP stockholders at the Annual Meeting. If, however, other matters are properly presented, but were not known a reasonable time prior to the mailing of the definitive proxy statement, the persons named in the enclosed BLUE proxy card or BLUE voting instruction form will vote the common stock of HP represented thereby in accordance with their discretion pursuant to the authority granted in the proxy in accordance with SEC regulations under Rule 14a-4(c).

VOTING AND PROXY PROCEDURES

Securities Entitled to Vote

HP has not yet publicly disclosed the record date for determining HP stockholders who will be entitled to vote at the Annual Meeting. After HP publicly discloses the record date, Xerox intends to supplement this proxy statement with such information and file revised definitive materials with the SEC. If you own shares of HP common stock at the close of business on the record date, you have the right to vote on all matters presented for stockholder action at the Annual Meeting.

According to the HP 10-K, there were 1,433,345,730 shares of HP common stock outstanding as of January 31, 2020. Each share of HP common stock is entitled to one vote on each matter properly brought before the meeting.

As of the date of this proxy statement, Xerox beneficially owns 10 shares of HP common stock. Xerox intends to vote all such shares of HP common stock FOR the election of the Xerox Nominees and FOR the approval of the Bylaws Proposal. Xerox intends to vote all of its shares of HP common stock FOR Proposal 3 and Proposal 6, and to ABSTAIN with respect to Proposal 4 and Proposal 5.

Quorum; Vote Required

The quorum and vote requirements described in this proxy statement are based on HP’s Certificate of Incorporation as filed with the SEC on June 12, 1998, as amended by the certificates of amendment dated February 28, 2001, October 19, 2015 and April 5, 2016, and the Bylaws as filed with the SEC on February 13, 2019.

The holders of a majority of shares of HP common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by the Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

The Bylaws provide that, in a contested election, directors will be elected to the HP Board under a plurality voting standard. Under a plurality voting standard, the 12 nominees receiving the highest number of “FOR” votes will be elected. Votes withheld are not votes cast and will not be counted for purposes of determining the nominee receiving the highest number of “FOR” votes.

With respect to the Bylaws Proposal, the Bylaws provide that (i) the Bylaws may be adopted, amended or repealed by the stockholders entitled to vote, and that any proposal by a stockholder to amend the Bylaws is subject to the provisions of Article II (Meetings of Stockholders) and Article VI (Indemnification of Directors, Officers, Employees and Other Agents) thereof except as otherwise provided by law, and (ii) notwithstanding the foregoing, amendment or deletion of all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1, Section 6.4 or Article IX of the Bylaws by HP stockholders will require the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Accordingly, the affirmative vote of the holders of a majority of shares having voting power present in person or represented by proxy at the Annual Meeting is required to approve the Bylaws Proposal, except with respect to all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1, Section 6.4 or Article IX of the Bylaws, with respect to which approval of the Bylaws Proposal requires a majority of the outstanding shares entitled to vote thereon.

Approval of each of the Other Proposals will require the affirmative vote of a majority of HP common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have the effect as a vote against each of the Other Proposals.

Voting by Proxy

If your shares of HP common stock are registered in your own name, the accompanying BLUE proxy card will be voted in accordance with your instructions. You may submit a proxy in favor of the election of the Xerox Nominees, the Bylaws Proposal and the Other Proposals by telephone, by Internet, or by simply signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. You may direct your shares to be voted FOR the entire slate to fill the 12 HP Board seats up for election by marking the box titled “FOR ALL”

under Proposal 1 on the enclosed BLUE proxy card and signing, dating and returning it in the accompanying postage-paid envelope. You may withhold your vote for the entire slate of Xerox Nominees by marking the box titled “WITHHOLD ALL” under Proposal 1 on the enclosed BLUE proxy card and signing, dating and returning it in the accompanying postage-paid envelope. You may withhold your vote from any one or more of the Xerox Nominees by marking the box titled “FOR ALL EXCEPT THE NOMINEE(S) WRITTEN BELOW” under Proposal 1 and writing down the name of any such Xerox Nominee for whom you are withholding your vote in the space provided on the enclosed BLUE proxy card and signing, dating and returning it in the accompanying postage-paid envelope. Voting to “withhold” with respect to any of HP’s nominees on its WHITE proxy card is not the same as voting FOR the election of the Xerox Nominees.

You may also submit a proxy by telephone or by Internet by following the instructions set forth in the enclosed BLUE proxy card. If your BLUE proxy card is signed and dated but no direction is given with respect to the election of Xerox Nominees, your shares will be voted FOR the election of each of the Xerox Nominees. If your BLUE proxy card is signed and dated but no direction is given with respect to the Bylaws Proposal, your shares will be voted FOR the approval of the Bylaws Proposal.

If your shares of HP common stock are held through a broker or bank in “street name”, please deliver the enclosed BLUE voting instruction form in the postage-paid envelope provided to vote your HP shares or contact the person responsible for your account to vote on your behalf and ensure that a BLUE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your BLUE voting instruction form.

XEROX STRONGLY RECOMMENDS A VOTE “FOR” THE NOMINATION PROPOSAL AND THE BYLAWS PROPOSAL AT THE ANNUAL MEETING.

XEROX RECOMMENDS A VOTE “FOR” PROPOSAL 3 AND PROPOSAL 6. WE HAVE NO RECOMMENDATION WITH RESPECT TO PROPOSAL 4 AND PROPOSAL 5.

As of the date of this proxy statement, Xerox does not know of any other matters to be presented for approval by HP stockholders at the Annual Meeting. If, however, other matters are properly presented, but were not known a reasonable time prior to the mailing of the definitive proxy statement, the persons named as proxies in the enclosed BLUE proxy card or BLUE voting instruction form will vote the shares represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

Your vote is very important. If you do not plan to attend the Annual Meeting, we encourage you to read this proxy statement and sign and return your completed BLUE proxy card or BLUE voting instruction form prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you authorize a proxy to vote your HP shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If your shares are held by a brokerage firm, bank or other nominee, you may vote your shares in person at the meeting only if you obtain a “legal” proxy from your brokerage firm, bank or other nominee.

Revocation of Proxies

A stockholder of record may revoke or change his or her proxy instructions, including proxies already given to HP, at any time prior to the vote at the Annual Meeting by:

1.	submitting a later-dated proxy by telephone or Internet as to how you would like your HP shares voted (instructions are on your BLUE proxy card);

2.	submitting a properly executed, later-dated BLUE proxy card;

3.	attending the Annual Meeting and revoking any previously submitted proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

4.

delivering written notice of revocation either to Xerox, c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 or to Xerox c/o Harkins Kovler, LLC, 3 Columbus Circle, 15th Floor, New York, New York 10019 or to HP’s Corporate Secretary in writing at HP, 1501 Page Mill Road, Palo Alto, California 94304, Attention: Corporate Secretary, or any other address provided by HP for these purposes.

Xerox requests that a copy of any revocation delivered to HP be mailed to D.F. King & Co., Inc. (or, as the case may be, to Harkins Kovler, LLC) at their respective addresses listed above, so that Xerox will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of the Xerox Nominees to the HP Board and the approval of the Bylaws Proposal have been received.

Please note that if your shares of HP common stock are held in “street name” by a brokerage firm, bank or other nominee, you must follow the instructions set forth in the BLUE voting instruction form provided by your brokerage firm, bank or other nominee to revoke your earlier vote. Submitting a later-dated BLUE voting instruction form by telephone or Internet, or mailing a later-dated BLUE voting instruction form, will revoke a previously cast vote.

Xerox, D.F. King & Co., Inc. or Harkins Kovler, LLC may contact HP stockholders who have revoked their proxies.

Attending the Annual Meeting

You are entitled to attend the Annual Meeting if you are a stockholder of record as of the close of business on the record date. HP has not yet publicly disclosed the record date for determining HP stockholders who will be entitled to vote at the Annual Meeting. After HP publicly discloses the record date, Xerox intends to supplement this proxy statement with such information and file revised definitive materials with the SEC.

If you hold your shares of HP common stock in “street name” with a brokerage firm, bank or other nominee, then your name will not appear in HP’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. Shares for which a stockholder is the beneficial holder but not the stockholder of record may be voted in person at the Annual Meeting only if such stockholder obtains a “legal” proxy from the brokerage firm, bank, or other nominee that holds the stockholder’s shares.

NO APPRAISAL OR DISSENTER’S RIGHTS

HP stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any of the matters identified in this proxy statement to be acted upon at the Annual Meeting.

SOLICITATION OF PROXIES

Xerox will bear the entire expense of preparing and mailing this proxy statement and the total expenditures relating to our solicitation of BLUE proxy cards to vote at the Annual Meeting, including costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors and accountants, public relations, transportation and litigation. Xerox may solicit your proxy by mail, telephone, email, Internet, facsimile, newspapers and other publications and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward our proxy materials to customers for whom such persons hold shares of HP common stock, and we will reimburse them for their reasonable out-of-pocket expenses for doing so.

D.F. King & Co., Inc. and Harkins Kovler, LLC, our proxy solicitation firms, have been retained to assist in this solicitation. D.F. King & Co., Inc. and Harkins Kovler, LLC will receive aggregate fees estimated not to exceed $[●] for their services, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co., Inc. and Harkins Kovler, LLC may be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. The firms will utilize approximately 150 employees in their solicitation efforts.

In addition, directors, executive officers and certain other employees of Xerox may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. Xerox Nominees may also solicit proxies without any additional compensation.

Xerox currently estimates that our solicitation expenses will be approximately $[●], excluding costs of any litigation. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. The total expenditures incurred by Xerox to date in connection with this solicitation are approximately $[●]. Xerox will not seek reimbursement from HP for the costs and expenses incurred in connection with this solicitation.

CERTAIN INFORMATION REGARDING XEROX

Xerox is a workplace technology company, building and integrating software and hardware for enterprises large and small. As customers seek to manage information across digital and physical platforms, we deliver a seamless, secure and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in artificial intelligence (AI), sensors and services for Internet of Things (IoT), digital packaging, 3-D printing and Clean Technologies (cleantech).

Xerox’s principal executive offices are located at P.O. Box 4505, 201 Merritt 7, Norwalk, Connecticut 06851-1056, and its telephone number at that location is (203) 968-3000.

On July 31, 2019, Xerox Corporation completed a reorganization, which we refer to as the Reorganization, of its corporate structure into a holding company structure. As a result of the Reorganization, Xerox Corporation became a direct, wholly owned subsidiary of Xerox. The business operations, directors and executive officers of Xerox and Xerox Corporation did not change in connection with the Reorganization. In the Reorganization, shareholders of Xerox Corporation (the predecessor publicly held parent company) became shareholders of Xerox on a one-for-one basis, maintaining the same number of shares and ownership percentage as held in Xerox Corporation immediately prior to the Reorganization. In addition, the individual holder of the shares of Xerox Corporation’s Series B Preferred Stock exchanged those shares for the same number of shares of Xerox Series A Preferred Stock. Each share of Xerox Series A Preferred Stock has the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the shares of Xerox Corporation’s Series B Preferred Stock, with the addition of certain voting rights. In connection with the Reorganization, Xerox assumed each of Xerox Corporation’s stock plans, all unexercised and unexpired options to purchase Xerox Corporation common stock and each right to acquire or vest in a share of Xerox Corporation common stock, including restricted stock unit awards, performance share awards and deferred stock units that were outstanding under the Xerox Corporation stock plans.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Deadline to Propose Actions (other than Director Nominations) for Consideration at Next Year’s Annual Meeting of HP stockholders

You may submit proposals for consideration at future stockholder meetings of HP. For a stockholder proposal (other than director nominations) to be considered for inclusion in HP’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at HP’s principal executive offices no later than [●]. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in HP-sponsored proxy materials. Proposals should be addressed to the Corporate Secretary at HP Inc., 1501 Page Mill Road, Palo Alto, California 94304.

For a stockholder proposal that is not intended to be included in HP’s proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by the Bylaws and give timely notice to the Corporate Secretary in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

-	not earlier than the close of business on [●]; and

-	not later than the close of business on [●].

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of HP’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP’s proxy statement under Rule 14a-8 must be received no earlier than the close of business on 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

-	90 days prior to the meeting; and

-	10 days after public announcement of the meeting date.

Director Nomination / Deadlines

The Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by the Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with the Bylaws, and each nominee must meet the qualifications required by the Bylaws. To nominate a director for consideration at next year’s annual meeting (but not for inclusion in HP’s annual proxy statement), in general the notice must be received by the Corporate Secretary between the close of business on [●], 2020 and the close of business on [●], unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described above.

In addition, the Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in HP’s annual meeting proxy statement. These proxy access provisions of the Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include director candidates in HP’s annual meeting proxy statement must own 3% or more of HP’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors in office as of the last day on which a request to include a stockholder-nominated candidate may be delivered in accordance with the Bylaws. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as HP Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in HP’s proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of HP common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by the Bylaws, and each nominee must meet the qualifications required by the Bylaws. Requests to include stockholder-nominated candidates in HP’s proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

-	not earlier than the close of business on [●]; and

-	not later than the close of business on [●].

CERTAIN ADDITIONAL INFORMATION

Information regarding security ownership of certain beneficial owners and management of HP is included in Annex B to this proxy statement.

The information concerning HP contained or incorporated by reference in this proxy statement and Annex B attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to HP contained in publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of HP in connection with this solicitation, were not involved in the preparation of such information and statements and are not in a position to verify any such information or statements. Thus, it is not reasonably within our power to ascertain such information.

This proxy statement is dated [●], 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

You are advised to read this proxy statement and other relevant documents when they become available because they contain, and will contain, important information. You may obtain a free copy of this proxy statement and other relevant documents that we file with the SEC at the SEC’s website at http://www.sec.gov or by calling D.F. King & Co., Inc. or Harkins Kovler, LLC, at the address and phone numbers indicated above.

Please refer to HP’s annual report filed with the SEC and proxy statement, when filed with the SEC, for certain additional information and disclosure required to be made by HP in connection with the Annual Meeting in accordance with applicable law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, including statements regarding the Proposed Transaction, benefits and synergies of the Proposed Transaction and future opportunities for the combined company, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to:

●

the ultimate outcome of the Proposed Transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those proposed or the ultimate removal or the failure to render inapplicable the obstacles to consummation of the Offer and the Second-Step Merger described in the section of the Offer to Exchange entitled “Anti-Takeover Devices Condition” by the HP Board;

●	uncertainties as to whether HP will cooperate with Xerox regarding the Proposed Transaction;

●	Xerox’s ability to consummate the Proposed Transaction with HP;

●	the conditions to the completion of the Proposed Transaction, including the receipt of any required shareholder approvals and any required regulatory approvals;

●	Xerox’s ability to finance the Proposed Transaction;

●

Xerox’s indebtedness, including the substantial indebtedness Xerox expects to incur in connection with the Proposed Transaction with HP and the need to generate sufficient cash flows to service and repay such debt;

●

the possibility that Xerox may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate HP’s operations with those of Xerox;

●	that such integration may be more difficult, time-consuming or costly than expected;

●

that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the Proposed Transaction or the public announcement of the Proposed Transaction;

●	that the retention of certain key employees may be difficult;

●	general economic conditions that are less favorable than expected;

●	our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business;

●	our ability to attract and retain key personnel;

●	changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business;

●	the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions;

●	changes in foreign currency exchange rates;

●	our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights;

●

the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law;

●	the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner;

●	actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations;

●	our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions;

●

the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts;

●	reliance on third parties, including subcontractors, for manufacturing of products and provision of services;

●	the exit of the United Kingdom from the European Union;

●	our ability to manage changes in the printing environment and expand equipment placements;

●	interest rates, cost of borrowing and access to credit markets;

●	funding requirements associated with our employee pension and retiree health benefit plans;

●	the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws;

●	the outcome of litigation and regulatory proceedings to which we may be a party;

●	any impacts resulting from the restructuring of our relationship with FUJIFILM; and

●	the risks and uncertainties detailed by HP with respect to its business as described in its reports and documents filed with the SEC.

Additional risks that may affect Xerox’s operations and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox’s and Xerox Corporation’s 2019 Annual Report on Form 10-K, as well as in Xerox Corporation’s and Xerox’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. These forward-looking statements speak only as of the date of this communication or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

IMPORTANT VOTING INFORMATION

If your shares of HP common stock are held in your own name, please authorize a proxy to vote by signing and returning the enclosed BLUE proxy card in the postage-paid envelope provided (or by submitting your voting instruction by Internet or telephone as described on the enclosed BLUE proxy card) as soon as possible.

If your shares of HP common stock are held through a broker or bank in “street name” as of the close of business on the record date, please deliver the enclosed BLUE voting instruction form in the postage-paid envelope provided to vote your HP shares or contact the person responsible for your account to vote on your behalf and ensure that a BLUE voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your BLUE voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee to vote “FOR” the election of the Xerox Nominees, “FOR” the approval of the Bylaws Proposal and “FOR” Proposal 3 and Proposal 6. Please do so for each account you maintain. We have no recommendation with respect to Proposal 4 and Proposal 5.

Do not sign or return any proxy card you may receive from HP. If you have already submitted a proxy card, it is not too late to change your vote — simply sign, date and return the BLUE proxy card. Only your latest dated proxy will be counted.

If you have any questions about voting or if you require assistance, please contact Xerox’s proxy solicitors:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 721-1324 Email: XRX-HPQ@dfking.com	Harkins Kovler, LLC 3 Columbus Circle, 15th Floor New York, New York 10019 Banks and Brokers Call Collect: (212) 468-5380 All Others Call Toll-Free: (800) 257-3995 Email: XRX-HPQ@harkinskovler.com

ANNEX A — ADDITIONAL INFORMATION REGARDING THE XEROX NOMINEES AND OTHER PARTICIPANTS IN THE SOLICITATION

This Annex A sets forth certain information concerning Xerox and, to Xerox’s knowledge, each Xerox Nominee and certain other persons identified in this Annex A (which we refer to as the Other Participants and, collectively with Xerox and the Xerox Nominees, as the Participants) who are or may be participants in the solicitation of proxies from HP stockholders by Xerox in connection with the Annual Meeting. Capitalized terms used but not otherwise defined in this Annex A have the meaning ascribed to them in the proxy statement to which this Annex A is attached. The terms “associate”, “affiliate” and “participant” used in connection with the statements in this Annex A have the meaning ascribed to them in the Securities Act. All references in this Annex A to Xerox Nominees shall be deemed to include the Alternate Xerox Nominees.

A.	Nominees

Other than as disclosed in this proxy statement, there is no arrangement or understanding between any of the Xerox Nominees and any other person(s) pursuant to which any such Xerox Nominee was or is to be elected as a director of HP or nominee of Xerox for election to the HP Board.

During the past ten years, none of the Xerox Nominees has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors).

The amount and class of securities of HP owned beneficially, directly or indirectly, by any of the Xerox Nominees as of March [●], 2020 is set forth below:

Participant	Type of Security	Ownership
Fred P. Hochberg	HP common stock	1,000 shares

Thomas J. Sabatino, Jr.	HP common stock	35 shares

Except as set forth in this proxy statement, none of the Xerox Nominees, or any associate of any Xerox Nominee, owns beneficially, directly or indirectly, any securities of HP.

None of the Xerox Nominees owns beneficially, directly or indirectly, any securities of any parent or subsidiary of HP.

None of the Xerox Nominees owns any securities of HP of record but not beneficially.

Except as set forth in this proxy statement, none of the Xerox Nominees has purchased or sold within the past two years any securities of HP; provided that such securities may have been purchased or sold without his or her knowledge for accounts of such Xerox Nominee managed by independent investment managers having control over the purchase and sale decisions with respect thereto.

No part of the purchase price or market value of the securities purchased or sold by any of the Xerox Nominees in the last two years is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

None of the Xerox Nominees is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of HP, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

None of the Xerox Nominees, or any of their respective associates or immediate family members (as such term is described in Item 404(a) of Regulation S-K under the Securities Act), has had since the beginning of HP’s last fiscal year, a direct or indirect material interest in any transaction or currently proposed transaction, in which HP was or is to be a participant and the amount involved exceeds $120,000 or would otherwise be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Other than as described in this proxy statement, none of the Xerox Nominees, or any associate of any of the Xerox Nominees, has any arrangement or understanding with any person with respect to any future employment by HP or its affiliates or with respect to any future transactions to which HP or any of its affiliates will or may be a party.

There are no material proceedings to which any Xerox Nominee, or any associate of any such Xerox Nominee, is a party adverse to HP or any of its subsidiaries or has a material interest adverse to HP or any of its subsidiaries.

There are no family relationships (as such term is defined in Item 401(d) of Regulation S-K under the Securities Act) between any of the Xerox Nominees or between any of the Xerox Nominees and any director or executive officer of HP or any person nominated or chosen by HP to become a director or executive officer.

None of the Xerox Nominees has any position or office with HP and no occupation or employment with which the Xerox Nominees have been involved during the past five years was carried on with HP or any corporation or organization that is a parent, subsidiary or other affiliate of HP. None of the Xerox Nominees has ever served on the HP Board.

Except as set forth in this proxy statement, none of the Xerox Nominees have been involved in any legal proceedings during the past ten years that would be required to be disclosed under Item 401(f) of Regulation S-K under the Securities Act.

None of the Xerox Nominees, or any associate of any Xerox Nominee, has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans or other compensation, from, or in respect of, services rendered on behalf of HP, or is subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act.

B.	Persons Making the Solicitation and Other Participants

The solicitation for election of the Xerox Nominees and approval of the Bylaws Proposal will be made by Xerox. For information regarding Xerox, please see the section entitled “Certain Information Regarding Xerox” of the proxy statement to which this Annex A is attached. For information regarding the Xerox Nominees, please see the section entitled “Proposal 1 — Election of the Xerox Nominees” of the proxy statement to which this Annex A is attached. Information regarding the Other Participants is set forth below.

Under the applicable regulations of the SEC, the Xerox Nominees and certain of Xerox’s directors (other than the Icahn Designees; see the section entitled “Background of the Solicitation” for further information regarding the recusal of the Icahn Designees from discussions and voting relating to the Proposed Transaction and the Proxy Solicitation), executive officers and employees are or may be deemed to be participants in the Proxy Solicitation. The following tables set forth the name and current principal occupation or employment of each director (other than the Icahn Designees, who have been recused from discussions and voting relating to the Proposed Transaction and the Proxy Solicitation), executive officer and other employee of Xerox who may be deemed a participant. Unless otherwise indicated, the current business address of each person is c/o Xerox Holdings Corporation, P.O. Box 4505, 201 Merritt 7 Norwalk, Connecticut 06851-1056, and each occupation set forth opposite an individual’s name refers to employment or directorship with Xerox.

DIRECTORS

Name	Present Position with Xerox or Other Principal Occupation or Employment
Giovanni (“John”) Visentin	Director, Vice Chairman and Chief Executive Officer

Jonathan Christodoro(1)	Director; Partner, Patriot Global Management LP

Joseph J. Echevarria	Director

Cheryl Gordon Krongard	Director; Private Investor

Scott Letier(2)	Director; Managing Director of Deason Capital Services, LLC

(1)	Business address: 660 Madison Avenue, Suite 1901, New York, New York 10173
(2)	Business address: 5956 Sherry Lane, Suite 800, Dallas, Texas 75225-8035

EXECUTIVE OFFICERS AND OTHER EMPLOYEES

Name	Present Position with Xerox or Other Principal Occupation or Employment
Giovanni (“John”) Visentin	Director, Vice Chairman and Chief Executive Officer

Steven J. Bandrowczak	President and Chief Operations Officer

Michael D. Feldman	Executive Vice President

William (“Bill”) F. Osbourn, Jr.	Executive Vice President and Chief Financial Officer

Xavier Heiss(3)	Executive Vice President

Suzan Morno-Wade	Executive Vice President and Chief Human Resources Officer

Louie Pastor	Executive Vice President and General Counsel

Joanne Collins Smee	Executive Vice President

Naresh K. Shanker	Senior Vice President and Chief Technology Officer

Joseph H. Mancini, Jr.	Vice President and Chief Accounting Officer

(3)	Business address: Building 4, Uxbridge Business Park, Sanderson Road, UB8 1DH, United Kingdom

C.	Other Information Concerning Xerox and Other Participants

Xerox intends to vote all its shares of HP common stock “FOR” each of the Xerox Nominees and “FOR” the Bylaws Proposal.

Neither Xerox nor any of the Other Participants has during the past ten years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

As of the date of this proxy statement, Xerox is the record owner of 10 shares of HP common stock.

The amount and class of securities of HP owned beneficially, directly or indirectly, by any of the Other Participants as of March [●], 2020 is set forth below:

Participant	Type of Security	Ownership
Giovanni (“John”) Visentin	HP common stock	40 shares

Except as set forth in this proxy statement, (i) none of Xerox, any of the Other Participants or any of their respective associates, owns beneficially, directly or indirectly, any securities of HP; (ii) neither Xerox nor any of the Other Participants owns beneficially, directly or indirectly, any securities of any parent or subsidiary of HP; and (iii) neither Xerox nor any of the Other Participants owns any securities of HP of record but not beneficially.

Other than as described in this proxy statement, none of the Other Participants have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

No part of the purchase price or market value of the securities purchased or sold by Xerox or any of the Other Participants in the last two years is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Neither Xerox nor any of the Other Participants is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of HP, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as described in this proxy statement, none of Xerox, any of the Other Participants or any of their respective associates or immediate family members (as applicable, and as such term is described in Item 404(a) of Regulation S-K under the Securities Act), has had since the beginning of HP’s last fiscal year, a direct or indirect material interest in any transaction or currently proposed transaction, in which HP was or is to be a participant and the amount involved exceeds $120,000 or would otherwise be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Xerox believes that the Xerox Nominees, if elected, will exercise their independent judgment on all matters before the HP Board in accordance with their fiduciary duties to HP and HP stockholders, will focus on the best value-

creating strategy for HP stockholders and, in reviewing the proposed business combination transaction, will act in the best interests of HP and HP stockholders in accordance with their fiduciary duties as directors. To the extent the election of the Xerox Nominees may have an impact on Xerox’s proposal for a business combination with HP, Xerox could be considered to have an interest in the matters to be acted upon at the Annual Meeting.

Other than as described in this proxy statement, none of Xerox, any of the Other Participants or any of their respective associates, has any arrangement or understanding with any person with respect to any future employment by HP or its affiliates or with respect to any future transactions to which HP or any of its affiliates will or may be a party.

In the ordinary course of business, Xerox and its subsidiaries have certain arms-length commercial relationships and arrangements with HP and its subsidiaries.

D.	Transactions in Shares by Participants

Other than as set forth in the table below, none of Xerox, any Xerox Nominee or any of the Other Participants has purchased or sold within the past two years any securities of HP.

Participant	Type of Security	Date of Transaction	Number of Shares Purchased / (Sold)
Fred P. Hochberg	HP common stock	November 28, 2018	5,000

	HP common stock	October 9, 2019	(4,000)
Thomas E. Zacharias	HP common stock	March 9, 2018	104

	HP common stock	March 9, 2018	152

	HP common stock	December 26, 2018	(254)

	HP common stock	January 23, 2019	22

	HP common stock	January 28, 2019	266

	HP common stock	February 14, 2019	186

	HP common stock	February 21, 2019	372

	HP common stock	February 21, 2019	26

	HP common stock	October 10, 2019	(124)

	HP common stock	October 10, 2019	(161)

	HP common stock	October 15, 2019	(211)

	HP common stock	October 15, 2019	(26)

	HP common stock	October 15, 2019	(94)

	HP common stock	October 17, 2019	(77)

	HP common stock	October 17, 2019	(101)

	HP common stock	October 18, 2019	(65)

	HP common stock	October 18, 2019	(86)

	HP common stock	October 22, 2019	(161)

	HP common stock	October 22, 2019	(92)

Participant	Type of Security	Date of Transaction	Number of Shares Purchased / (Sold)
Naresh K. Shanker	HP common stock	November 4, 2018	15,737(1)

	HP common stock	November 4, 2018	(15,737)

	HP common stock	November 4, 2018	205(2)

	HP common stock	November 4, 2018	(205)

	HP common stock	November 4, 2018	13,622(1)

	HP common stock	November 4, 2018	(13,622)

	HP common stock	November 4, 2018	8,258(1)

	HP common stock	November 4, 2018	(8,258)

	HP common stock	November 4, 2018	679(2)

	HP common stock	November 4, 2018	(679)

	HP common stock	November 4, 2018	3,014(1)

	HP common stock	November 4, 2018	(3,014)

	HP common stock	November 4, 2018	304(2)

	HP common stock	November 4, 2018	(304)

	HP common stock	November 4, 2018	590(2)

	HP common stock	November 4, 2018	(590)

	HP common stock	November 6, 2018	9,040(3)

	HP common stock	November 6, 2018	(9,040)

(1)	Acquired through the vesting of HP Restricted Units pursuant to HP’s employee compensation plans.
(2)	Acquired through the vesting of HP Dividend Equivalent Units pursuant to HP’s employee compensation plans.
(3)	Acquired through the exercise of HP Non-Qualified Stock Options pursuant to HP’s employee compensation plans.

E.	Other Information

Other than as set forth in HP’s documents filed with the SEC, Xerox does not know of any change in control of HP within the last fiscal year.

ANNEX B — SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HP

The following information is based solely on the HP proxy statement, and Xerox makes no representation regarding its accuracy or completeness. The following table sets forth certain publicly available information as of December 31, 2019 (or the date otherwise indicated below) regarding the beneficial ownership of (i) holders of more than 5% of outstanding shares of HP common stock, (ii) HP’s directors and nominees, (iii) each of the named executive officers listed in the HP proxy statement, and (iv) all of HP’s directors and executive officers as a group.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2020 (60 days after December 31, 2019) through the exercise of any stock options, through the vesting/settlement of restricted stock units, which we refer to as RSUs, payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2020 and any RSUs vesting/settling, as applicable, on or before March 1, 2020 that may be payable in cash or shares at HP’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Dodge & Cox	146,883,601(1)	10.1%

BlackRock, Inc.	99,903,361(2)	6.9%

The Vanguard Group	129,732,144(3)	8.9%

Aida Alvarez	50,698	*

Shumeet Banerji	31,311	*

Robert R. Bennett	71,091	*

Charles V. Bergh	150,382(4)	*

Stacy Brown-Philpot	51,663	*

Stephanie A. Burns	63,233	*

Mary Anne Citrino	197,682(5)	*

Richard L. Clemmer	4,000	*

Yoky Matsuoka	17,138	*

Stacey Mobley	51,663	*

Subra Suresh	36,924	*

Dion J. Weisler	1,767,869(6)	*

Alex Cho	88,582(7)	*

Steven J. Fieler	341,859(8)	*

Enrique J. Lores	540,626(9)	*

Kim M. Rivera	203,223	*

All current executive officers and directors as a group (20 persons)	4,555,175(10)	*

B-1

*	Represents holdings of less than 1% based on shares of HP’s common stock outstanding as of December 31, 2019.

(1)

Based on the most recently available Schedule 13G/A filed with the SEC by Dodge & Cox on February 10, 2020. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 140,708,785 shares, shared voting power over no shares, sole dispositive power over 146,883,601 shares and shared dispositive power over no shares. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, HP’s stock. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 91,145,478 shares. The Schedule 13G/A contained information as of January 31, 2020 and may not reflect current holdings of HP’s stock. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(2)

Based on the most recently available Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 5, 2020. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 83,693,896 shares, shared voting power over no shares, sole dispositive power over 99,903,361 shares and shared dispositive power over no shares. The Schedule 13G/A contained information as of December 31, 2019 and may not reflect current holdings of HP’s stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Based on the most recently available Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2020. According to its Schedule 13G/A, The Vanguard Group reported having sole voting power over 2,199,101 shares, shared voting power over 460,709 shares, sole dispositive power over 127,188,851 shares, and shared dispositive power over 2,543,293 shares. The Schedule 13G/A contained information as of December 31, 2019 and may not reflect current holdings of HP’s stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 146,148 shares that Mr. Bergh has the right to acquire by exercise of stock options.
(5)	Includes 159,671 shares that Ms. Citrino has the right to acquire by exercise of stock options.
(6)	Includes 894,739 shares that Mr. Weisler has the right to acquire by exercise of stock options.
(7)	Includes 58,378 shares that Mr. Cho has the right to acquire by exercise of stock options.
(8)	Includes 198,332 shares that Mr. Fieler has the right to acquire by settlement of RSUs.
(8)	Includes 156,976 shares that Mr. Lores has the right to acquire by exercise of stock options.
(10)

Includes 1,790,132 shares that current executive officers and directors of HP have the right to acquire by exercise of stock options and 198,332 shares that current executive officers and directors of HP have the right to acquire by settlement of RSUs.

B-2

ANNEX C — FORM OF NOMINATION AGREEMENT

NOMINATION AGREEMENT

January     , 2020

Nominee:

Address:

Dear [●]:

This letter agreement will confirm our understanding as follows:

You agree that you are willing, should Xerox Holdings Corporation (the “Company” or “we”) so elect, to become a member of a slate of nominees (including as an alternate nominee) of the Company (the “Slate”) to stand for election as a director of HP Inc. (the “Target”), in connection with a proxy solicitation we are considering in respect of the 2020 annual meeting of stockholders of the Target (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”) or appointment or election as a director of the Target by other means (the “Proxy Solicitation”). You further agree to serve as a director of the Target if so elected or appointed.

In connection with the foregoing agreements by you, the Company, irrespective of whether or not you are, in fact, appointed or elected as a director of the Target, hereby agrees to pay you, subject to this letter agreement, a one-time fee of $100,000 in cash, payable in two installments as follows: (i) $50,000 promptly following the Company or the Target publicly announcing that the Company has formally submitted your name to the Target as a nominee of the Company for the Annual Meeting, and (ii) $50,000 promptly following the earlier of (A) the mailing by the Company to the Target’s stockholders of a definitive proxy statement that includes your name as a member of the Slate and (B) the execution by the Company and Target of a definitive acquisition agreement providing for a negotiated business combination between the Company and Target (collectively, the “Fee”). If, prior to the completion of the Proxy Solicitation, you voluntarily withdraw from serving as a Company nominee or otherwise refuse to serve as a director of the Target upon election or appointment thereto, you shall reimburse to the Company the full amount of the Fee, to the extent received prior to such date, and in such event you will no longer be eligible to receive any further installments of the Fee.

In addition, the Company hereby agrees that for the period starting from the date of this letter agreement and ending at the earlier of (i) your appointment or election as a director of the Target and (ii) the date you have been notified by the Company that it will not commence the Proxy Solicitation or has abandoned the Proxy Solicitation, or will not include you in the Slate or that the requisite number of votes for your election as a director of the Target has not been obtained (the “End Date”), the Company will promptly reimburse you for all reasonable and customary out-of-pocket expenses necessary to perform your responsibilities as a nominee, up to an aggregate maximum amount of $10,000, in addition to reasonable and documented expenses for travel requested by the Company in connection with the Proxy Solicitation. Prior to the End Date, you agree that you will not acquire beneficial ownership (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Target’s securities through a direct or indirect purchase or arrange to purchase any of the Target’s securities or any related securities, or dispose of any of the Target’s securities, without the Company’s prior written consent.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate if such nominee later changes his or her mind and determines not to serve on the Slate and, if elected, to serve as a director of the Target. Accordingly, the Company is relying upon your agreement to stand for election and serve on the Slate and, if appointed or elected, to serve as a director of the Target. In that connection, you are being or have been supplied with one or more questionnaires (the “Questionnaire”) in which you will be asked to provide the Company with information necessary for the Company to make appropriate disclosure to the Target and to use in creating the proxy materials to be sent to Target stockholders and to be filed with the SEC. You agree that (i) you will prior to or concurrently with your execution of this letter agreement complete, sign and deliver to the Company the Questionnaire, (ii) your responses in the Questionnaire will be true, complete and correct in all respects and that you will promptly inform the Company if you become aware of any changes that should be made to your responses as a result of any subsequent development and (iii) you will provide any additional information as may be requested by the Company. In addition, you agree that, concurrently with your execution of this letter agreement, you will execute and return to the Company the attached instrument, in the form attached hereto as Exhibit A, confirming your consent to being nominated by the Company for appointment or election as a director of the Target and, if appointed or elected, to serve as a director of the Target. Upon being notified that we have chosen you as a member of the Slate, we may forward such consent and your completed Questionnaire (or summaries thereof) to the Target, and we may at any time, in our discretion, disclose such information, as well as the existence and contents of this letter agreement. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you, and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith.

In consideration of your agreement as set forth above and to the extent permitted by applicable law, the Company hereby agrees that, so long as you actually serve on the Slate, the Company will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (a) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating to your role as a nominee for director of the Target on the Slate (a “Proceeding”), (b) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), or (c) otherwise arising from or in connection with or relating to the Proxy Solicitation, including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that the Company determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events that occur prior to such election and subsequent to the date hereof. Notwithstanding anything in this letter agreement to the contrary, the Company is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to the Target’s Board of Directors (the “Board”) or for any action taken by you as a director of the Target, if you are elected. Nothing herein shall be construed to provide you with indemnification (I) in the event you are found to have engaged in a violation of any provision of federal, state or international law in connection with the Proxy Solicitation, (II) if you acted in bad faith or in a manner that constitutes gross negligence or willful misconduct or (III) if you provided false or misleading information, or omitted material information, in the Questionnaire or otherwise in connection with the Proxy Solicitation.

Promptly after receipt by you of notice of any such claim, or threatened claim, or the commencement (or threatened commencement) of any Proceeding in respect of which indemnification may be sought as provided above, you must promptly notify the Company, in writing by personal delivery, email transmission or overnight mail of the receipt of any such notice or commencement of any such Proceeding. Any such notice should be sent to the following address: Xerox Holdings Corporation, P.O. Box 4505, 201 Merritt 7, Norwalk, Connecticut, 06851; Attention: General Counsel, E-mail: Louie.Pastor@xerox.com; provided, that the failure to so notify the Company shall not limit your rights to indemnification hereunder, except to the extent that the Company is actually prejudiced thereby. With respect to any such claim or Proceeding, the Company shall be entitled to participate therein and, to the extent the Company so determines, to assume and control your defense with counsel chosen by the Company; provided, however, that if the defendants in any such action include both you and the Company and if you have been advised by counsel that there may be one or more legal defenses available to you that are different from or additional to those available to the Company (a “Conflict Situation”), you will have the right to elect up to one (1) separate counsel reasonably satisfactory to the Company to participate in the defense of such action on your behalf. Notwithstanding, but in furtherance of, the foregoing, in the event of a Conflict Situation, you and other persons who are (or were) Company nominees for directors of the Target involved in said matter shall share such one (1) counsel (unless you have been advised by counsel that there may be one or more legal defenses available to you that are different from or additional to those available to any of such other persons). The Company shall not be responsible for any settlement of any claim or Proceeding against you covered by this indemnity without the Company’s prior written consent. The Company shall have the right to settle any such claim or Proceeding without your consent; provided that the Company may not enter into any settlement of any such claim or Proceeding without your consent, unless such settlement includes (i) no admission of liability or guilt by you and (ii) a release of you from any and all liability in respect of such claim.

As a director of the Target, you will owe a fiduciary duty, under the General Corporation Law of the State of Delaware, exclusively to the Target and its stockholders. You represent and agree that you (x) are not and will not become a party to any agreement, arrangement or understanding with, and have not given any commitment or assurance to, any person or entity as to how you, if elected as a director of the Target, will act or vote on any issue or question that has not been disclosed to the Target, (y) are not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Target with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Target, and (z) will comply with the Target’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Target policies and guidelines applicable to directors.

You represent and warrant that you have not been an officer or director of a company that is a competitor of Target within the three years preceding the date of this letter agreement. In addition, you agree that from the period starting from the date of this letter agreement and ending on the End Date, you will not become an officer or director of a company that is a competitor of Target. For purposes of this letter agreement, a “competitor” of Target is any company engaged in any business or other activities that are competitive with any aspect of the Target’s business to an extent that is more than de minimis.

Notwithstanding anything in this letter agreement to the contrary, the Company is not obligated to nominate you as a director of the Target. Unless terminated earlier, this letter agreement shall expire at the End Date.

This letter agreement sets forth the entire agreement between the Company and you as to the subject matter contained herein, and cannot be amended, modified or terminated, except by a writing executed by the Company and you. This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state to the extent that the application of the laws of another jurisdiction would be required thereby. Any legal action or proceeding arising out of the provisions of this letter agreement shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, exclusively in any federal court located in the State of Delaware or other Delaware state court. Each party expressly waives any right to trial by jury in connection with any such legal action or proceeding.

[Signature page follows]

Please indicate your agreement with the foregoing by signing in the space provided below, whereupon this letter agreement will become a binding agreement between us.

Very truly yours,

XEROX HOLDINGS CORPORATION

By:
Name:
Title:

Accepted and Agreed as of the date first above written:

Name:

Exhibit A

CONSENT OF NOMINEE

The undersigned understands that Xerox Holdings Corporation ( the “Company”) intends to nominate the undersigned for election to the Board of Directors of HP Inc. (the “Target”), pursuant to a solicitation of proxies from Target stockholders.

The undersigned hereby consents to become a nominee of the Company for the Board of Directors of the Target to be elected pursuant to a solicitation of proxies from Target stockholders, to be named in the Company’s proxy solicitation materials as such and to serve as a director of the Target if elected.

As a director of the Target, the undersigned will owe a fiduciary duty, under the General Corporation Law of the State of Delaware, exclusively to the Target and its stockholders. The undersigned represents and agrees that the undersigned (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the undersigned, if elected as a director of the Target, will act or vote on any issue or question that has not been disclosed to the Target, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Target with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Target, and (z) will comply with the Target’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Target policies and guidelines applicable to directors.

Name:

ANNEX D — FORM OF NON-DISCLOSURE AGREEMENT

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“Agreement”) is between [●], an individual residing at [●] (“Recipient”), and the company (the “Company”) set forth on the signature page hereto, and shall become effective as of [●].

WHEREAS, the Recipient is being considered as a possible nominee of the Company to serve on the Board of Directors (the “Board”) of HP Inc. (“Target”); and

WHEREAS, in order to facilitate discussions regarding the Company’s consideration of Recipient for nomination to Target’s Board, the Recipient may receive certain confidential, proprietary and/or non-public information pertaining to the Company (including information about the Target provided by or on behalf of the Company) and a potential proxy contest, exchange offer, or other transaction involving the Company and Target (“Potential Transaction”), which the Company desires to protect against unauthorized disclosure.

NOW, THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

1. As used herein, “Proprietary Information” means any information that has been or may be provided or made available to Recipient by the Company or any of its directors, officers, employees, agents, advisors or other representatives (“Representatives”) orally, in writing, electronically or otherwise, including in respect of the Company’s plans (including with respect to the Target), prospects, businesses, financial condition, operations, assets and liabilities and any notes, records or other documents and materials that contain, reflect, are based on or are generated from any such information, including any information about the Target. “Proprietary Information” also shall include the identity of the Company and the Target and any information regarding a Potential Transaction (including, without limitation, that Recipient is being considered for, or may become, a nominee of the Company, the existence or terms of this Agreement or any other arrangements or discussions between Recipient and the Company or its Representatives, and the status of any such Potential Transaction) that has been or may be provided or made available to Recipient by the Company or any of its Representatives orally, in writing, electronically or otherwise. Notwithstanding the foregoing, “Proprietary Information” shall not include any information that becomes generally available to the public other than as a result of any breach of Recipient’s obligations under this Agreement.

2. Recipient will not disclose any Proprietary Information in any manner whatsoever, without the prior written approval of or waiver by the Company.

3. The obligations imposed by this Agreement will not apply with respect to any Proprietary Information required to be disclosed by Recipient pursuant to an order of a court of competent jurisdiction or if otherwise required to be disclosed by applicable law so long as the Recipient promptly and, in any event, prior to any such disclosure, notifies the Company of such order to allow the Company to contest such disclosure. For the avoidance of doubt, should Recipient be elected to the Board, nothing herein shall prohibit Recipient from complying with its fiduciary duties to the Target and its stockholders.

4. Recipient acknowledges that it is aware that applicable United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5. Recipient agrees that the Company shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach or threatened breach of the provisions of this Agreement.

6. This Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, exclusively in any federal court located in the State of Delaware or other Delaware state court, for any action, suit or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably and unconditionally agrees not to commence any such action, suit or proceeding except in such courts, and waives any objection to the laying of venue of any such action, suit or proceeding in any such court.

7. Any amendments to this Agreement must be in writing and executed by each party.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto:

Recipient:		Company: XEROX HOLDINGS CORPORATION

By:		By:
	Signature		Name: Title:

Print Name

PRELIMINARY COPY—SUBJECT TO COMPLETION

FORM OF BLUE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 p.m., Eastern Time, on [ ].

VOTE BY INTERNET – CESVOTE.COM
Use the Internet to transmit your voting instructions until 11:59 p.m., Eastern Time, on [ ]. Have your BLUE proxy card in hand when you access the web site and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on [ ]. Have your BLUE proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your BLUE proxy card and return it in the postage-paid envelope provided, or return it to:

Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Control Number è

ê Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. ê

HP INC. (“HP”)						BLUE PROXY CARD
XEROX RECOMMENDS THAT YOU VOTE “FOR					XEROX RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 2 AND 3:
ALL” OF THE XEROX NOMINEES SET FORTH IN PROPOSAL 1:					2. To approve Xerox’s proposal to repeal each provision of, or amendment to,
1. Xerox’s Proposal to Elect Directors.					the HP Bylaws adopted by the HP Board without the approval of HP’s
(01)	Betsy Atkins	FOR	WITHHOLD	FOR ALL	stockholders subsequent to February 7, 2019 and up to and including the
(02)	George Bickerstaff	ALL	ALL	EXCEPT	date of the Annual Meeting.
(03)	Carolyn Byrd				☐ FOR	☐ AGAINST	☐ ABSTAIN
(04)	Erroll B. Davis, Jr.	☐	☐	☐
(05)	Jeannie Diefenderfer				3. Ratification of Ernst & Young LLP as HP Inc.’s Independent Registered
(06)	Kim Fennebresque	NOTE: To withhold authority to vote for any individual nominee(s), mark the For All Except box and write in the name of nominee(s) on the line below.			Public Accounting Firm for the Fiscal Year Ending October 31, 2020.
(07)	Carol Flaton				☐ FOR	☐ AGAINST	☐ ABSTAIN
(08)	Matthew Hart
(09) (10) (11) (12)	Fred Hochberg Jacob Katz Nichelle Maynard-Elliott Thomas Sabatino, Jr.				XEROX MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 4 AND 5:
4. Advisory Vote to Approve HP Inc.’s Executive Compensation (“Say on Pay”).
					☐ FOR	☐ AGAINST	☐ ABSTAIN

If HP: (i) increases the number of directors to be nominated and elected at the Annual Meeting, (ii) makes or announces any changes to HP’s Bylaws, or takes or announces any other action that purports to have, or if consummated would or would purport to have, the effect of disqualifying any of the Xerox Nominees and/or (iii) any Xerox Nominee is unable or hereafter becomes unwilling for any reason to serve as a director, Xerox will use this proxy to vote for one or more of Timothy Mann Jr., Richard A. Smith, or Thomas E. Zacharias, in Xerox’s discretion, in addition to the Xerox Nominees or in place of such Xerox Nominee, as applicable.

5. Vote to Approve HP Inc.’s 2021 Employee Stock Purchase Plan.
					☐ FOR	☐ AGAINST	☐ ABSTAIN
XEROX RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 6:

6. Right to Act by Written Consent if Properly Presented at the Annual Meeting.
					☐ FOR	☐ AGAINST	☐ ABSTAIN

	DO NOT PRINT IN THIS AREA	Date:
Address Line 1
Address Line 2
Address Line 3		Signature (Capacity)
Address Line 4
Address Line 5
Address Line 6		Signature (If jointly held)

Please sign exactly as your name(s) is (are) shown hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Bar Code

Please sign, date, and return your proxy promptly in the enclosed envelope.

PRELIMINARY COPY—SUBJECT TO COMPLETION

IMPORTANT

YOUR VOTE IS IMPORTANT!

SIGN, DATE AND MAIL YOUR BLUE PROXY TODAY, UNLESS

YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS BLUE PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN THE DATE OF THE ANNUAL MEETING, TO BE INCLUDED IN THE VOTING RESULTS.

The proxy statement, as well as other proxy materials distributed by the participants, are available free of charge online at [●].

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 721-1324 Email: XRX-HPQ@dfking.com	Harkins Kovler, LLC 3 Columbus Circle, 15th Floor Banks and Brokers Call Collect: (212) 468-5380 All Others Call Toll-Free: (800) 257-3995 Email: XRX-HPQ@harkinskovler.com

Proxy card must be signed and dated on the reverse side.

ê  Please fold and detach card at perforation before mailing.   ê

HP INC.                                                       BLUE PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS

[●], 2020

THIS PROXY IS SOLICITED ON BEHALF OF XEROX HOLDINGS CORPORATION (“XEROX”)

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF HP INC.

The undersigned hereby appoints Giovanni (“John”) Visentin and Louie Pastor, and each of them, with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of HP Inc., a Delaware corporation (“HP”), that the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Stockholders of HP, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “Annual Meeting”).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted, on Proposal 1, “FOR” the election of Betsy Atkins, George Bickerstaff, Carolyn Byrd, Erroll B. Davis, Jr., Jeannie Diefenderfer, Kim Fennebresque, Carol Flaton, Matthew Hart, Fred Hochberg, Jacob Katz, Nichelle Maynard-Elliott, and Thomas Sabatino, Jr. (except your proxy will not be voted for the election of any candidate(s) whose name(s) is written on the line provided under Proposal 1), on Proposals 2, and 3, “FOR”, on Proposals 4, and 5, “ABSTAIN”, on Proposal 6, “FOR”, and as otherwise set forth in this proxy. The proxies will also vote on such other matters as may properly come before the Annual Meeting as Xerox may recommend or otherwise in the proxies’ discretion.

This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.